UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
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Filed by a Party other than the Registrant ☐
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☒Definitive Proxy Statement
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☐Soliciting Material Pursuant to §240.14a-12

AFFILIATED MANAGERS GROUP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):
☒No fee required
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☐Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11
AFFILIATED MANAGERS GROUP, INC.
777 South Flagler Drive
West Palm Beach, Florida 33401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2024

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Affiliated Managers
Group, Inc. (the “Company”) will be held on May 22, 2024, at 9:00 a.m. Eastern Daylight Time at the Company’s office at 600 Hale
Street, Prides Crossing, Massachusetts 01965, for the following purposes:
1.To elect nine directors of the Company to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.
2.To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers.
3.To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year.
4.To consider and act upon any other matters that may properly be brought before the Annual Meeting and at any adjournments or postponements thereof.
This year, we have again reduced our environmental impact by providing proxy materials to you online pursuant to Securities and Exchange Commission rules. On or about April 12, 2024, we will mail to our stockholders a Notice of Internet Availability of
Proxy Materials (the “Notice”) containing instructions on how to access the Proxy Statement and our 2023 Annual Report on Form
10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote online and how to request a paper copy of the proxy materials, if you so desire. Whether you receive the Notice or paper copies of our proxy materials, the Proxy Statement and 2023 Annual Report on Form 10-K are available to you at www.proxyvote.com.
The Company’s Board of Directors fixed the close of business on April 1, 2024 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Your vote is very important. Please carefully review the Proxy Statement and submit your proxy online, by telephone, or by mail, whether or not you plan to attend the Annual Meeting. If you hold your shares in street name through a broker, bank, or other nominee, please follow the instructions you receive from them to vote your shares.

By Order of the Board of Directors.

Kavita Padiyar
General Counsel and Corporate Secretary
West Palm Beach, Florida
April 12, 2024
AFFILIATED MANAGERS GROUP, INC.
777 South Flagler Drive
West Palm Beach, Florida 33401

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 22, 2024
April 12, 2024
This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Affiliated Managers Group,
Inc. (“AMG”, the “Company”, “we”, or “us”) for use at our 2024 Annual Meeting of Stockholders to be held on May 22, 2024, at 9:00 a.m.
Eastern Daylight Time at the Company’s office at 600 Hale Street, Prides Crossing, Massachusetts 01965 and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, stockholders will be asked to elect nine directors, approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers (as defined in the “Executive Compensation
Tables” section of this Proxy Statement), ratify the selection of PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for the current fiscal year, and consider and act upon any other matters properly brought before them.
Important Notice Regarding the Availability of Proxy Materials. This year, we have again reduced our environmental impact by providing proxy materials to you online in accordance with Securities and Exchange Commission (“SEC”) rules. On or about April 12, 2024, we will mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access this Proxy Statement and our 2023 Annual Report on Form 10-K online. The Notice, which cannot itself be used to vote your shares, also provides instructions on how to vote online and how to request a paper copy of the proxy materials, if you so desire. Whether you received the Notice or paper copies of our proxy materials, the Proxy Statement and 2023 Annual Report on Form 10-K are available to you at
www.proxyvote.com.
Stockholders of record of the Company’s common stock at the close of business on the record date of April 1, 2024 will be entitled to notice of the Annual Meeting and to one vote per share on each matter presented at the Annual Meeting. As of the record date, there were
32,456,451 shares of common stock outstanding and entitled to vote at the Annual Meeting.
The presence, in person or by proxy, of holders of at least a majority of the total number of shares of common stock outstanding and entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting.
Abstentions and broker non-votes, if any, will be counted as present and entitled to vote for purposes of establishing a quorum.
A “broker non-vote” is a proxy from a broker or other nominee indicating that such person has not received instructions from the beneficial owner on a particular matter with respect to which the broker or other nominee does not have discretionary voting power.
Brokers have the discretion to vote their clients’ proxies only on matters deemed “routine” by the New York Stock Exchange (“NYSE”).
At this year’s Annual Meeting, the election of directors (Proposal 1) and the advisory vote on executive compensation
(Proposal 2) are non-routine matters, and only the ratification of our auditors (Proposal 3) is a routine matter. It is important that you instruct your broker as to how you wish to have your shares voted on these proposals, even if you wish to vote as recommended by the Board of Directors.
Stockholders are requested to submit a proxy online or by telephone, or by returning a completed, signed, and dated proxy card or voting instruction form. If you vote online or by telephone, you should not return a proxy card or voting instruction form. Shares represented by a properly submitted proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed by the proxy. If a properly executed proxy or voting instruction form is submitted without any instructions indicated, the proxy will be voted FOR the election of each of the nominees for director, FOR the approval of the advisory vote on executive compensation, and
FOR the ratification of the selection of PwC as our independent registered public accounting firm for the current fiscal year. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders on such other matters.
A stockholder of record may revoke a proxy at any time before it has been voted by filing a written revocation with the Corporate
Secretary of the Company at the Company’s principal executive office at 777 South Flagler Drive, West Palm Beach, Florida 33401, by
submitting a duly executed proxy bearing a later date, or by appearing in person and voting by ballot at the Annual Meeting. A stockholder of record who voted online or by telephone may also change his or her vote with a timely and valid later online or telephone vote. Any stockholder of record as of the record date may attend the Annual Meeting whether or not a proxy has previously been given, but the presence (without further action) of a stockholder at the Annual Meeting will not constitute revocation of a previously given proxy. If you hold your shares in street name and would like to change your voting instructions, please follow the instructions provided to you by your broker, bank, or other intermediary.
A stockholder may vote in person at the Annual Meeting upon presenting picture identification and any one of the following: an account statement, the Notice, or a proxy card. If you hold your shares in street name, you will need to obtain a proxy from your bank or broker in order to vote in person, and you must bring a brokerage statement or letter from your broker, bank, or other intermediary reflecting stock ownership, along with picture identification. The address of the Company’s office in Prides Crossing, Massachusetts is set forth above for stockholders who plan to vote in person at the Annual Meeting.

PROXY STATEMENT SUMMARY
This summary highlights certain information from our Proxy Statement for the 2024 Annual Meeting of Stockholders. You
should read the entire Proxy Statement carefully before voting.

2024 Annual Meeting of Stockholders
Meeting Information	Agenda Items	Recommendation	Additional Detail
May 22, 2024 9:00 a.m. Eastern Daylight Time Affiliated Managers Group, Inc. 600 Hale Street Prides Crossing, Massachusetts 01965	Proposal 1—Election of Directors	FOR each Nominee	Page 14
	Proposal 2—Advisory Vote to Approve Executive Compensation (Say-on-Pay)	FOR	Page 57
	Proposal 3—Ratification of the Selection of Independent Registered Public Accounting Firm	FOR	Page 58

Company Overview

AMG is a strategic partner to leading independent investment firms globally. Our strategy is to generate long-term value by investing in a diverse array of high-quality independent partner-owned firms, referred to as “Affiliates,” through a proven partnership approach, and allocating resources across our unique opportunity set to the areas of highest growth and return. With their entrepreneurial, investment-centric cultures and alignment of interests with clients through direct equity ownership by firm principals, independent firms have fundamental competitive advantages in offering unique return streams to the marketplace.
Through AMG’s distinctive approach, we enhance these advantages to magnify the long-term success of our Affiliates and actively support their independence. Our innovative model enables each Affiliate’s management team to retain autonomy and significant equity ownership in their firm, while they leverage our strategic capabilities and insight, including growth capital, product strategy and development, capital formation, and incentive alignment and succession planning.

2023 Performance Summary

AMG achieved solid results in 2023, reflecting the positive impact of our strategy and our capital allocation discipline across both growth investments and share repurchases. In 2023, we further diversified our business through our focus on investing in secular growth areas, welcoming two new Affiliates operating in distinct, fast-growing areas of private markets; we collaborated with our existing Affiliates in expanding their reach into new geographies and channels, including the development of several new and innovative products; and we meaningfully enhanced our liquidity position and further strengthened our balance sheet, while also returning significant excess capital to shareholders through share repurchases. Our Economic earnings per share declined modestly relative to the previous year, primarily as a result of lower performance fee earnings versus the record levels achieved in
2022; growth over the preceding 3-year period was strong. Our Affiliates continued to generate excellent investment performance across alternative and differentiated U.S. equity strategies. We continue to focus on evolving our business toward long-term secular growth areas, and exercise ongoing discipline in allocating capital to generate long-term earnings growth and shareholder value creation.

Economic Earnings per Share
$13.30
$18.05
$20.02
$19.48
2020
2021
2022
2023

GAAP Earnings per Share
$4.33
$13.05
$25.35
$17.42
2020
2021
2022
2023

•Economic earnings per share (“EEPS”) of $19.48 declined (3%) relative to the prior year primarily due to lower performance fee earnings per share, with a CAGR of +14% over the 3-year period	•Significant gains: In 2022 and 2023, GAAP EPS included gains of $11.83 and $2.90, respectively, as a result of Affiliate sales to consolidating buyers at attractive valuations
•Adjusted EBITDA of $935.7 million declined (11%) relative to prior year primarily due to lower performance fee earnings, and a CAGR of +6% over the 3-year period	•GAAP Earnings per share (diluted), excluding the impact from gains from Affiliate sales, grew +7% to $14.52 in 2023, with a CAGR of +50% over the 3-year period
1.Reflects adjustment to exclude $11.83 and $2.90 GAAP earnings per share (diluted) for FY 2022 and FY 2023, respectively, as a result of gains associated with the Baring Private Equity Asia (“BPEA”) and Veritable, LP (“Veritable”) transactions, net of taxes.
Additional information on non-GAAP financial performance measures, including reconciliations to the most directly comparable GAAP measure, can be found in AMG’s 2023 Annual Report on Form 10-K (or, with respect to amounts above for 2020, AMG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023) under “Supplemental Financial Performance Measures.”

$13.521
$14.521

2023 Performance Summary (cont.)

Stockholder Return and Relative Earnings Growth
While stockholder return underperformed the Peer
Group in 2023, AMG continued to outperform the
Peer Group over the prior 3-year period
•Over the 3-year period, stockholder return of +49%
outperformed the Peer Group median of +17% and
reflected EEPS growth momentum, strong Affiliate
investment performance, and the positive impact of
AMG’s growth and capital allocation strategy despite
a challenging industry backdrop

Executing on AMG Growth Strategy
In 2023, AMG’s senior management team continued
to strategically evolve the business through growth
investments in high-quality independent managers
operating in areas of secular growth and client
demand. Over the past 3 years, investments in new
Affiliates and alongside existing Affiliates have re-
shaped AMG’s business profile, increasing the
earnings contribution (as measured by Adjusted
EBITDA) from alternative strategies from ~35% to
~50%
•In 2023, entered into new partnerships with Forbion,
a private markets firm focused on investing in high-
quality life sciences companies, and Ara Partners, a
private markets firm specializing in industrial
decarbonization
•AMG has been one of the most active investors in
independent investment firms over the last 5 years,
which included periods of market dislocation —
reflecting ongoing demand among prospective
Affiliates for AMG’s unique and broad array of
partnership solutions for independent firms, the
strength of AMG’s existing long-term proprietary
relationships, and three-decade track record of
successful partnerships

Growth Investments: AMG Centralized Capabilities
Continued to actively collaborate and engage with Affiliates to magnify their long-term success and enhance their growth opportunities through product development, seed capital, and distribution support
•Continued to enhance and further align capital formation platform and activities more directly with AMG’s strategy and Affiliates’ growth opportunities; ongoing realignment of AMG’s sales professionals and resources to focus on the most significant opportunities for Affiliates and enhancing client outcomes
•Active engagement with numerous Affiliates on succession planning and long-term business strategy
•Actively collaborating with Affiliates on product development, including investing seed and acceleration capital to support new products in areas of secular growth and increasing client demand
◦AMG Pantheon Fund, which AMG first seeded in 2014, has grown to approximately $3B in AUM through AMG’s capital formation capabilities, including wirehouse relationships and distribution
◦Launched Pantheon Private Markets SICAV (Société d’Investissement à Capital Variable) SA Fund with seed capital in partnership with a strategic institutional partner in Japan
◦Seeded AMG Pantheon Credit Solutions Fund, a first-of-its-kind private credit secondaries-focused investment strategy for the U.S. wealth market

Additional information on this non-GAAP financial performance measure, including a reconciliation to the most directly
comparable GAAP measure, can be found in AMG's 2023
Annual Report on Form 10-K (or, with respect to amounts above for 2020, AMG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023) under “Supplemental Financial
Performance Measures.”
Alternative
contribution
increased from
~35% to ~50%
$795
$936
Adjusted EBITDA ($mm)

2023 Performance Summary (cont.)

Disciplined Capital Allocation: Affiliate Investments, Capital Return, and Strengthened Balance Sheet
Executed on two new Affiliate investments and
returned more than $575 million in capital to
stockholders, while maintaining strong and flexible
balance sheet
•Invested in two new Affiliates in 2023, both operating
in areas of secular growth
•Excess capital used to further reduce shares
outstanding by approximately 10% in 2023 and
approximately 28% since the end of 2019. Balance
sheet further enhanced through proceeds from
Veritable transaction and full monetization of
proceeds from BPEA transaction
•Paid down $400 million of institutional debt and
issued $450 million in 40-year retail bonds in Q1
2024, further strengthening our balance sheet and
liquidity profile

Human Capital and Sustainability
Advanced a broad scope of human capital management and sustainability initiatives
•Strong employee satisfaction of 90% measured through AMG’s annual formal engagement survey, which the
Company attributes to its focus and commitment to employees, its entrepreneurial culture and partnership orientation, and the organization’s meaningful involvement with communities surrounding our offices
•Focused on AMG’s position as a corporate citizen; corporate philanthropy initiatives included contributions to a variety of non-profit organizations, directly and through employee gift-matching and volunteer-hour matching; 94% of employees and 100% of senior management participated in corporate philanthropy initiatives in 2023
•Completed annual inventory and secured third-party attestation of AMG’s greenhouse gas emissions; achieved medium-term emissions reduction targets established in 2018
•Efforts recognized in strong scores with multiple corporate sustainability ratings providers; named to Barron’s “100
Most Sustainable U.S. Companies” in each of 2022 (#79) and 2023 (#48)
•Continued focus on sustainable investing with addition of two new Affiliates in 2023 managing specialized sustainable strategies (Forbion in life sciences and Ara Partners in industrial decarbonization)
•Industry-leading organizational diversity; women and ethnic minorities each represent 40% of AMG’s current executive officers; overall, nearly half of AMG’s human capital base is female. Moreover, 38% of AMG’s independent director nominees are women, and 38% are ethnic minorities

28% reduction in shares outstanding
Reflects average shares outstanding (adjusted diluted) as of fourth quarter of each year.
Share Count Reduction

Governance Highlights

Highly Independent and Diverse Board
•All Board committees are composed entirely of independent
directors
•The CEO is the only non-independent director
•Directors bring a wide array of qualifications, skills, and attributes to
AMG’s Board; see “Director Nominee Experience and Skills
Overview” on page 16
•38% of independent director nominees are women, with three women nominated to serve on the Board •38% of independent director nominees are ethnic minorities

Non-Executive, Independent Board Chair	•Transitioned to a non-executive, independent Board Chair in 2020; structure provides effective checks and balances to ensure the exercise of independent judgment by the Board	•New Board Chair appointed in January 2024 •Board Chair does not chair any committee

Significant Board Refreshment
•Five of the eight independent director nominees are new since
2020, including a new independent director appointment in 2023, and a new independent director nomination in 2024; 40% of such new directors are women and/or ethnically diverse
•Average director nominee age of 61; average tenure of 5 years
•Long-tenured independent directors in leadership roles

•New Chairs of all three Board committees, and new
members appointed to each committee, since 2020
•Additional refreshment in January 2024 with new Chairs
named to two Board committees, with a new Chair to be
appointed to remaining committee following the Annual
Meeting

Director Accountability, Development, and Engagement
•99% average director attendance rate at all Board and committee meetings in 2023
•Comprehensive orientation for new directors; ongoing development programs, with additional training for directors in new leadership roles
•Annual Board and committee self-evaluations and individual director assessments •Annual election of directors at majority vote standard (no staggered board)

No Overboarding	•Nominating and Governance Committee assesses director time commitments in reviewing nominee candidates	•Only one director nominee serves on additional public company boards (none serves on more than two other such boards)

Active Shareholder Engagement	•Active engagement, with regular shareholder outreach •Strong track record of integration of shareholder feedback into corporate governance practices and compensation program design over many years	•In 2023 and 2024 YTD, AMG engaged the majority of our large shareholders on topics including corporate strategy, corporate governance, executive compensation, and sustainability

Strong Shareholder Alignment: Policies and Initiatives
•Equity Ownership Guidelines require 10x annual base salary for
CEO (7x for other NEOs) and 5x annual base fees for independent directors; CEO and other NEOs are subject to an additional Equity
Holding Policy described on page 34
•Our directors and executives have collectively purchased more than
110,000 shares in the open market since 2019, totaling
approximately $11 million notional value at time of purchase
•Ownership by executives and independent directors collectively more than doubled over the last 3 years

•CEO holds shares of AMG stock that significantly exceed the required level, having purchased 52,000 shares in the open
market since appointment as CEO, and owns 1% of AMG’s
outstanding common stock
•Half of our current independent directors, including our Board
Chair, have purchased shares in the open market;
independent directors collectively purchased more than
54,000 shares since 2019

Prioritization of Sustainability Factors
•Board has oversight responsibility for corporate sustainability practices (see “Sustainability Highlights,” pages 26-28), and principal responsibility for enterprise risk management, an area where AMG enhanced resources since 2020; a majority of directors have risk management experience

•A cross-functional Sustainability Committee is responsible for policies, controls, and practices around environmental, health and safety, and social risks and initiatives; reports to the
Nominating and Governance Committee at least annually,
and includes members of AMG’s senior management team

Reflects beneficial ownership of AMG’s common stock as of December 31, 2021, 2022, and 2023, and April 1, 2024, as applicable.
Percentage of shares outstanding for (i) each of 2021, 2022, and 2023 is based on the Company’s shares of common stock outstanding as reported on the cover page of the Company’s Annual Report on Form 10-K for such year, and (ii) 2024 YTD is based on the Company’s shares of common stock outstanding as of April 1, 2024.
+85%
+188%

45,464
59,146
71,747
80,813
2021
2022
2023
'24 YTD

+78%
Insider Share Ownership
CEO
Other NEOs
Current Independent Directors
0.5%
0.7%
1.0%
1.0%
0.2%
0.5%
0.6%
0.2%
0.3%
0.2%
0.3%
0.1%

2023 Compensation Program Overview and Enhancements

AMG meets with our stockholders extensively throughout the year as part of our investor outreach, and we have a demonstrated history of integrating shareholder feedback into our executive compensation program design. In 2023, 98% of the votes cast by stockholders supported our
Say-on-Pay proposal, expressing strong support for our executive compensation program (following 97% stockholder support in 2022, indicating very strong ongoing support for the program, redesigned for performance year 2021). Shareholders positively recognized the compensation program’s quantitative approach and clear pay-for-performance linkage, as well as the significant integration of shareholder feedback.
•Following the Compensation Committee’s re-design of AMG’s incentive determination process for performance year 2021, and further modifications for performance year 2022, the new approach was widely well-received, with strong shareholder support for the simplified, transparent incentive determination process driven by pre-set, objective, rigorous metric targets; new compensation payout targets; and
formulaic determination of compensation amounts and mix
•For 2023, the Committee implemented modest refinements to the incentive determination process. The aggregate effect of the modifications reduced the ultimate payout to each executive relative to what the performance year 2023 payout would have been using the prior year’s incentive determination process

Feedback	AMG Response

Further align incentive determination metrics with long-term returns and objectives
•Integrated a 5-year total stockholder return (“TSR”) component in the calculation of absolute and relative TSR metrics. Previously, TSR metrics were calculated using an equally weighted composite of 1- and 3-year TSR; the addition of the 5-year component, with 70% of the metric weighted toward the 3- and 5- year components, recognizes management’s focus on long-term stockholder value creation
•Revised calculation methodology of 3-Year Adjusted Return on Capital metric to remove the annualized impact of capital deployed to share repurchases in current performance year, replacing it with a simple percentage change in the current performance year
•In aggregate, the revisions to the TSR metrics and 3-Year Adjusted Return on Capital metric resulted in a decrease of (5%) in the overall score

Continue to refine incentive determination metrics to better align incentive determination process with Company’s strategic objectives	•Refined Strategic and Organizational Initiatives metric to measure AUM contribution from selected strategic target areas, including alternative strategies and sustainable strategies

Continue to monitor Peer Group to reflect AMG’s business model and evolving industry
•Increased and broadened Peer Group to better align with business scope of AMG, with the addition of two alternative asset manager peers to reflect growing contribution of alternative strategies to AMG’s earnings
•All members of the Peer Group operate investment management organizations and compete for talent in our industry
•Adjustment of Peer Group had no impact on peer median used to set CEO Target Total Payout

Add threshold values to appropriate metrics within Performance Assessment
•Added pre-set threshold values to Annual Management Fee EBITDA and Annual EEPS
(Economic Earnings per Share) metrics, achievement below which will yield a 0% for the applicable metric – bringing total number of metrics in Performance Assessment with
Committee-set or natural thresholds to 7 of 10, or 70%

2023 Annual Incentive Compensation Determination Process
Overview of Enhanced Performance Assessment Process
•Below is a summary of the Compensation Committee’s Performance Assessment process to establish the Annual Incentive Compensation for our CEO and other NEOs
•Three of these five steps are formulaic; the Compensation Committee sets the Peer Group, compensation targets, and compensation caps
–For 2023, to reflect AMG’s ongoing evolution, the Compensation Committee further updated our Peer Group
–The Target Total Payout was set at $11.1 million for our CEO in 2023, based on the median of Peer Group compensation

Review and Set Metric Targets for Quantitative Scorecard Assessment Metric targets set across five groups of quantified, objective, and pre-set metrics

During first half of year, determine Peer Group to set NEO Target Payouts along with maximum payout levels
CEO Target Total Payout was set at the Peer Median ($11.1mm, 10% lower than prior-year Target Payout); cap on total compensation set at $17.5mm (unchanged from prior years)
Non-CEO NEO payout targets are informed by peer medians and incorporate individuals’ AMG roles and responsibilities; individual caps established by the Compensation Committee

Calculate Performance Assessment scoring after year-end
Upon completion of annual external audit, Performance Assessment score is finalized via weighted achievement levels of individual metrics (score of 100% implies median performance)

Calculate Annual Incentive Compensation amount
Apply weighted score of 106% to the Target Total Payout, to yield Total Compensation of $11.8mm or $11.0mm of
Annual Incentive Compensation excluding salary

Formulaically derive Annual Incentive Compensation payouts (cash and equity)
(i) Determine the mix of cash bonus and total long-term equity incentive awards, using a pre-established tiered formula
(ii) Allocate the equity awards across performance-based and time-based equity awards

2023 Annual Incentive Compensation Determination Results
2023 Performance Assessment Scorecard Results

•The Compensation Committee designed each metric based on the objective to pay median compensation for median performance. To the extent that the CEO and other NEOs deliver exceptional performance, an individual metric will yield a score of greater than 100% (subject to a cap implemented by the Committee of 200% on the achievement of any individual metric and an aggregate notional cap on Total
Compensation independent of the weighted score); accordingly, for below-median or below-target performance, as applicable, an individual metric will yield a score of less than 100%. Beginning in performance year 2023, the Committee implemented a threshold on the earnings-
related metrics (#1 - #2), set at 50% of target. In 5 of 10 metrics (#3 – #7), poor performance may yield a score of 0%, indicating a natural threshold value for these metrics. In total, 70% of the scorecard metrics have a pre-set or natural threshold value
•In July, the CEO Target Total Payout was confirmed at $11.1 million, or 10% lower than the target in 2022, given the compensation program design is to target Peer Group median pay, which fell by 10% year-over-year
•Based on the output of the formulaic Performance Assessment scorecard, the final score of 106% was applied to just the CEO Target Total
Payout of $11.1 million, to arrive at a final determination for CEO Total Compensation of $11.8 million (just above the median of the Peer
Group)
•The Overall Performance Assessment Score decreased from 128% to 106% as compared to 2022. Please see the graphic on the following page for detailed performance by metric. The factors below, which impacted the score by (25)%, were primary drivers of the decrease in the overall achievement score
–Negative absolute stockholder return in the 1-year period, impacting metrics #4 and #7
–Underperformance of AMG stock over the 1-year period, impacting metric #5
–Decline in performance fee earnings, primarily as a result of lower performance fee earnings from liquid alternative strategies, impacting metrics #2 and #6
–In 2023, the Compensation Committee made a further adjustment to the calculation of metric #7 to remove the impact of annualization on capital deployed in the current performance year in favor of a simple percentage change, which had the effect of further reducing the
Overall Performance Assessment Score, incremental to the items above
•The decrease in the Overall Performance Assessment Score was partially offset by modestly higher achievement scores across our Strategic and Organizational Initiatives metrics, which had a collective effect of +3%
•The sum of all these factors, including the year-over-year decline in the CEO Target Total Payout and the lower Overall Performance
Assessment Score, contributed to total Annual Incentive Compensation that was (26)% lower than 2022 Annual Incentive Compensation
•Having calculated the results of the Performance Assessment scorecard, the Committee reviewed the output from the weighted average score applied to the CEO Target Total Payout, which produced total incentive compensation awards for 2023 consistent with the design of the plan.
As a result, the Compensation Committee deemed it unnecessary to apply a discretionary qualitative overlay to the quantitative output from the Performance Assessment scorecard

2023 Annual Incentive Compensation Determination Results (cont.)
2023 Performance Assessment Scorecard Results (cont.)

Performance Metric	Weight	Achievement Levels

Annual Management Fee EBITDA ($mm)		91%
Annual Economic Earnings Per Share		93%
EEPS / GAAP EPS as Adjusted Growth Percentile Rank[1]		164%
Total Stockholder Return: Absolute (1-, 3-, and 5-Year Composite)		77%
Total Stockholder Return: Relative (1-, 3-, and 5-Year Composite)		100%
3-Year Rolling Yield on New Affiliate Investments		130%
3-Year Rolling Adjusted Return on Capital		81%

AUM Contribution from Selected Strategic Target Areas		109%
Organizational Diversity and Leadership		95%
Employee Engagement Score		120%

Overall Performance Assessment Score		106%

1.Reported GAAP EPS (diluted) of $17.42 for FY 2023. AMG's 2023 GAAP EPS scorecard metric was adjusted to exclude $2.90 GAAP EPS
(diluted) as a result of gains associated with the BPEA and Veritable transactions, net of taxes.
Please refer to the “Compensation Discussion and Analysis” section of this Proxy Statement for additional information.

Strategic & Org’l
Initiatives
Target
Cap
Financial and Shareholder
Value Creation Metrics

2023 Annual Incentive Compensation Determination Results (cont.)
Formulaic Derivation of Incentive Compensation and Mix of Incentive Awards
•The Overall Performance Assessment Score of 106% was applied to the CEO Target Total Payout, producing Total Compensation of $11.8 million for the CEO, or $11.0 million in Annual Incentive Compensation adjusting for $0.75 million salary
•Annual Incentive Compensation was then allocated between cash bonus and long-term equity awards using a pre-established tiered formula which caps cash awards at 50% of Annual Incentive Compensation, and in which the proportion of equity awards increases as Annual
Incentive Compensation increases. The allocation resulted in a formulaic cash bonus of $4.8 million (44%) and a formulaic equity incentive award amount of $6.2 million (56%)
•The formulaic equity incentive award amount was granted 40% in the form of Long-Term Deferred Equity Awards and 60% in the form of Long-
Term Performance Achievement Awards
Results of Application of Performance Assessment to Target Total Payout,
and Formulaic Derivation of Incentive Mix ($mm)

1.Includes salary.
2.Cash Incentive Award determined via a tiered formula: First $5 million in incentive compensation is split 50% cash and 50% equity; next $5 million is split 40% cash and 60% equity; any incentive compensation thereafter is split 30% cash and 70% equity.

Step
Step
Step
Payout at
Score of
100%
Payout
Maximum:
$17.5
CEO Target Payout Set at Peer Median1: $11.1
Total Compensation1: $11.8
Formulaic Cash Incentive
Award2: $4.8 (44%)
Formulaic Total Equity Incentive
Award: $6.2 (56%)
Formulaic
Total Payout
(Score: 106%)
of $11.8
Formulaic Performance-
Based Equity: $3.7 (60%)
Formulaic Time-
Based Equity: $2.5
(40%)
Salary: $0.75
Formulaic Cash Incentive
Award2: $4.8 (44%)

Questions and Answers
Question	AMG Response

How did the Compensation
Committee determine that
this incentive determination
approach was appropriate
and rigorous? What was the
rationale for the changes
made to the Performance
Assessment metrics and
weightings?

•Implemented Best Practices: The Compensation Committee integrated many years of shareholder feedback to re-design the incentive determination process for performance year 2021, resulting in an objective, formulaic, streamlined approach which incorporates compensation targets, performance metric targets across financial, TSR, and operating measures in a single quantitative Performance Assessment. The
Committee broadened the Peer Group, implemented a pre-set formula governing the mix of cash and equity incentive awards, and continued to employ the Average Return on Equity (“Average ROE”) metric as a performance hurdle governing payout of performance-based equity awards
•Relative Performance Drives Relative Compensation: The approach is designed to yield incentive compensation payouts relative to a peer benchmark (in each of the past three years, the benchmark for CEO compensation was set at the median of Peer Group CEO compensation) and relative to median peer performance
•Strong Shareholder Support: The redesigned incentive program was supported by 98% and 97% of shares voted by shareholders at the 2023 and 2022 Annual Meetings of Stockholders, respectively, indicating strong affirmation of the appropriate and rigorous nature of the Committee’s approach. Shareholders also commented that the formulaic approach utilizes metrics that are consistent with management’s ability to drive value creation. In 2023, the Committee implemented further refinements to the Performance Assessment framework to (i) increase focus on long-term returns and objectives, (ii) implement pre-set thresholds for earnings metrics, and (iii) refine the Peer Group

What is the philosophy behind the compensation targets? How were the CEO and other NEO targets set?
•Target Total Payout amounts are confirmed annually in July based on peer benchmarking, where available, and reflect input from our independent compensation consultant
•Since performance year 2021, the CEO compensation target was set at the median of prior fiscal year peer
CEO compensation. By targeting the median of peer CEOs, the Compensation Committee determined that the formulaic Performance Assessment would effectively reward above-median financial, stockholder return, and operating performance with above-median incentive compensation (and indicate below-median incentive compensation for below-median financial, stockholder return, and operating performance)
•For other named executive officers, the Target Total Payouts (confirmed in July) were informed by peer benchmarking where available, but were not set directly at peer medians, because of the distinctive nature of the given role at AMG, wherein the executive’s role is broader than would be suggested by the role title, or because the role is unique to AMG

Why were these metrics chosen? How were targets set?
•The metrics were chosen following an extensive review of key drivers of shareholder return and the
Company’s strategic goals, along with management’s ability to create value, and reflect shareholder input and feedback; each metric is reviewed annually to ensure alignment with shareholder value creation consistent with the design of the compensation program
•Please refer to pages 40–42 for detailed descriptions of the financial, stockholder return, and operating metrics, the rationale for choosing each metric, and the target-setting methodology of each metric

Why is this Peer Group appropriate for AMG? What was the rationale for the additional peers added this year? What was the impact on the peer median used to set Target Total Payouts?
•The Compensation Committee regularly reviews our Peer Group to ensure its ongoing relevance. In determining the Company’s Peer Group on an annual basis, the Compensation Committee considers both industry and company-specific dynamics to identify the peers with which we compete for client assets, stockholders, and talent. The Committee evaluates the Peer Group to ensure that it reflects the Company’s growth, overall changes in the asset management industry, and the business models, size, and scope of our competitors
•For 2023, the Committee further broadened the Peer Group in the first half of the year, by adding two peer alternative investment companies, Blue Owl Capital Inc. (“Blue Owl”) and TPG Inc. (“TPG”), for a total of 13 peers, reflecting AMG’s focus and growing contribution from Affiliates managing alternative strategies
•The addition of Blue Owl and TPG did not have an impact on the peer median used to set Target Total
Payouts

What was the net impact of the changes to the incentive determination process in 2023 (across metrics and methodologies) on CEO compensation?
•The net impact of the changes in the incentive determination process for performance year 2023, across refinement of scorecard metrics (expansion of their scope or adjustment in calculation methodology, as applicable) was a reduction of approximately six percentage points in incentive compensation, relative to what the payout would have been using the 2022 incentive determination process

Why is Average ROE the
performance metric utilized in
performance-based equity
awards? Should the awards
use additional metrics? How
does the metric align with
shareholder value creation
over the performance period?

•Average ROE aligns management incentives with two distinct goals: (i) growing Economic earnings and (ii)
effective stewardship of shareholder capital, over a long-term period. The Average ROE ratio provides shareholders with objective insight into the efficiency with which AMG’s management team allocates capital and uses stockholder equity to generate earnings, and should be measured against Cost of Equity
•Average ROE incorporates multiple financial metrics. Average ROE is defined as the annual average of the
Company’s Economic net income (calculated on a pre-compensation basis) over a specified measurement period, divided by the quarterly average of the Company’s stockholder’s equity, controlling interest over such period (excluding accumulated other comprehensive income, impairments recorded subsequent to the grant date, and other transactions and investments included in GAAP Net income but that do not impact Economic net income), reflected as a percentage
•Return on Equity (ROE) is often used by other financial services companies as an objective measure of management’s effectiveness at using stockholder equity to generate earnings and to encourage responsible long-term planning

PROPOSAL 1: ELECTION OF DIRECTORS
Introduction
Nine directors, which will constitute our entire Board of Directors following the Annual Meeting, are expected to be elected at the Annual Meeting to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. The Board of Directors, upon the recommendation of the Nominating and Governance Committee, has nominated
Karen L. Alvingham, Dwight D. Churchill, Annette Franqui, Jay C. Horgen, Reuben Jeffery III, Félix V. Matos Rodríguez, Tracy P.
Palandjian, David C. Ryan, and Loren M. Starr to serve as directors. Each of these director nominees is currently serving as a director of the Company, with the exception of Ms. Franqui, who will first join the Board of Directors following her election at the
Annual Meeting. Tracy A. Atkinson, a current member of the Board of Directors, is not standing for re-election and her term will expire after the Annual Meeting. Ms. Atkinson has dutifully served the Company during her tenure as a member of the Board of
Directors and the Chair of its Audit Committee, and her service to the Company has been exemplary and is greatly appreciated. As more fully discussed below in the “Corporate Governance Matters and Meetings of the Board of Directors and Committees” section of this Proxy Statement, the Board of Directors has determined that eight of its nine director nominees, Lady Alvingham, Mr.
Churchill, Ms. Franqui, Mr. Jeffery, Dr. Matos Rodríguez, Ms. Palandjian, Mr. Ryan, and Mr. Starr have no material relationship with the Company and, therefore, are independent for purposes of NYSE listing standards. The Board of Directors expects that each of the director nominees will, if elected, serve as a director for the new term. However, if any person nominated by the Board of
Directors is unable to accept election, the proxies will be voted for the election of such other person or persons as the Board of
Directors may recommend.
The Company’s by-laws (as amended and restated, the “By-laws”) provide for majority voting in uncontested director elections.
Under the majority voting standard, directors are elected by a majority of the votes cast, which means that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), the standard for the election of directors will be a plurality of the votes cast. Abstentions and broker non-votes will have no effect on the outcome of the vote on the election of directors.
Under our Corporate Governance Guidelines, the Nominating and Governance Committee has established procedures for any incumbent director who is not re-elected to tender his or her offer to resign. Upon receiving the director’s offer to resign, the
Nominating and Governance Committee will recommend to the Board of Directors whether to accept or reject the offer to resign, or whether other action should be taken. The Nominating and Governance Committee and the Board of Directors, in making their decisions, may consider any factor or information that they deem relevant. The Board of Directors, taking into account the
Nominating and Governance Committee’s recommendation, will act on the tendered resignation within ninety days following certification of the election results. A director whose resignation is under consideration must abstain from participating in any recommendation or decision regarding his or her resignation.
Recommendation of the Board of Directors
The Board of Directors believes that the election of each of the director nominees named above is in the best interests of the
Company and its stockholders and, therefore, unanimously recommends that stockholders vote FOR the election of each of the director nominees.

Information Regarding the Nominees
The following table sets forth the name, age (as of April 1, 2024), tenure, and other information of each director nominee, along with the committees of the Board of Directors on which each individual currently serves.

Director Nominee Information: Committee Memberships
Name	Age	Compensation Committee	Nominating and Governance Committee	Audit Committee	Independence	Tenure (Years)	Other Public Company Boards

Karen L. Alvingham	61		✓		✓	6	—
Dwight D. Churchill	70	✓	✓ (Chair)		✓	14	—
Annette Franqui	62				✓	—	2
Jay C. Horgen President and Chief Executive Officer	53					5	—
Reuben Jeffery III Board Chair	70	✓		✓	✓	4	—
Félix V. Matos Rodríguez	62	✓	✓		✓	3	—
Tracy P. Palandjian	53	✓ (Chair)	✓		✓	12	—
David C. Ryan	54			✓	✓	2	—
Loren M. Starr	62			✓ (Chair-Elect)	✓	<1	—
	Average Age of 61	100% Independent; All New Members since 2020 and New Chair in 2024	100% Independent; 3 New Members since 2020 and New Chair in 2024	100% Independent; 100% Financial Experts; All New Members since 2021, and New Chair-Elect in 2024	8 of 9 Nominees are Independent	5 New Members since 2020, including New Nominee in 2024	No Overboarding

Karen L. Alvingham Director since 2018	Dwight D. Churchill Director since 2010	Annette Franqui Director Nominee	Jay C. Horgen President and Chief Executive Officer Director since 2019

Reuben Jeffery III Board Chair since 2024 Director since 2020	Félix V. Matos Rodríguez Director since 2021	Tracy P. Palandjian Director since 2012	David C. Ryan Director since 2021	Loren M. Starr Director since 2023

The director nominees bring a wide array of qualifications, skills, and attributes to our Board of Directors that support its oversight role on behalf of our stockholders. The most relevant of these qualifications and skills are summarized in the table below:

Director Nominee Experience and Skills Overview

Capital allocation
Our continued success depends in large part on a disciplined approach to capital allocation, as we seek to deploy resources in the areas of highest growth and return in our business to capitalize on growth opportunities, before efficiently returning excess capital to our stockholders;
directors with experience managing capital contribute to the advancement of this strategy to enhance long-term value creation
8 of 9 Nominees

Investment management
Directors with investment management experience provide the Board with an enhanced understanding and assessment of our business strategy and bring valuable perspective on topics that are uniquely relevant to our industry
8 of 9 Nominees

Leadership	Directors who have held significant leadership positions provide a practical understanding of organizations, processes, strategy, risk management, and other factors that promote growth	All Nominees

Corporate governance
We place a high standard on strong corporate governance, and adopt best practices through the active monitoring of evolving trends and developments, and through routine Board self-
assessments and enhancements to our governance policies, committee charters, and board practices, as well as through active shareholder engagement and ongoing board refreshment, and we seek directors with demonstrated knowledge and practical experience in corporate governance, fiduciary roles, and stakeholder engagement
All Nominees

Risk management and compliance
Risk management is critical to the stability, security, and success of our business, and we seek directors with regulatory and compliance expertise, as well as experience managing and overseeing risk in public and private companies and in other contexts
All Nominees

Financial, accounting, or financial reporting	We use a broad set of financial metrics to measure our operating and strategic performance, and we seek directors with an understanding of finance and financial reporting processes	8 of 9 Nominees

Operational, including human capital management
Directors with experience in operations are able to assess and advise management on the formulation and execution of our business strategy, including the efficient allocation and utilization of our and our Affiliates’ human capital and other operating resources, and the re-
allocation of those resources over time through all stages of market cycles
All Nominees

Sustainability
Directors who have experience in managing sustainability issues are able to assist the Board in overseeing and advising management to ensure that strategic business imperatives and long-
term value creation for stockholders are achieved within a responsible long-term business plan.
Directors who have experience in sustainable investment are able to advise management in increasing AMG’s exposure to this secular growth area
6 of 9 Nominees

Public policy, regulatory, and government affairs
Directors with experience in governmental, regulatory, and related organizations provide valuable insight into governmental actions and socioeconomic trends, as well as the highly regulated industry in which we and our Affiliates operate
4 of 9 Nominees

Other public board experience
Directors with experience serving on other public company and publicly traded fund boards provide valuable operations and management perspectives, including insights on governance trends and practices and other issues affecting public companies generally
6 of 9 Nominees

Global experience
Directors with global business experience, including managing and growing organizations worldwide, and investing and operating experience in international and emerging markets, provide valuable insights on growth trends in these markets
8 of 9 Nominees

The following biographical summaries provide additional information on the business experience, principal occupation and past employment, and directorships of each director nominee during at least the last five years.

Director Nominee Biographical Information

Karen L. Alvingham Nominating and Governance Committee
Karen L. Alvingham has been a director of the Company since January 2018. She served until June 2017 as Managing
Partner of Genesis Investment Management, LLP, a boutique investment management firm and an AMG Affiliate since
2004. Lady Alvingham joined Genesis in 1990 and was appointed Managing Partner in 2003. Prior to joining Genesis, she was a senior investment manager at Touche Remnant Investment Management Ltd and Lloyds Investment
Management Ltd. She began her career at Grieveson Grant & Co. She currently serves on the board of directors of
International Market Management Ltd. We believe Lady Alvingham’s qualifications to serve on our Board of Directors include her substantial experience in the investment management industry, including as a senior executive in a leading investment management firm.

Dwight D. Churchill Compensation Committee; Nominating and Governance Committee (Chair)
Dwight D. Churchill has been a director of the Company since February 2010, and served as independent Board Chair from August 2020 to January 2024. Mr. Churchill held a number of senior positions at Fidelity Investments before retiring from the firm in 2009. Having joined Fidelity in 1993, he served as the head of the Fixed Income Division, head of Equity Portfolio Management and President of Investment Services. While at Fidelity, Mr. Churchill also served as the elected chair of the Board of Governors for the CFA Institute, a 190,000-member association, and from June 2014 to January 2015, he served as interim President and Chief Executive Officer at the CFA Institute. Prior to joining
Fidelity, Mr. Churchill served as a Managing Director of Prudential Financial, Inc., as President and Chief Executive
Officer of CSI Asset Management, Inc., a subsidiary of Prudential Financial, Inc., and held senior roles at Loomis,
Sayles & Company and the Ohio Public Employees Retirement System. Mr. Churchill currently serves on the Board of
Trustees and as Chair of the Audit Committee of State Street Global Advisors SPDR ETF Mutual Funds. Mr. Churchill
received a B.A from Denison University and an M.B.A. from The Ohio State University Fisher College of Business. We
believe that Mr. Churchill’s qualifications to serve on our Board of Directors includes his extensive experience in the investment management industry.

Annette Franqui
Annette Franqui is a nominee for election to our Board of Directors. Ms. Franqui is a Founding Partner of Forrestal
Capital, LLC, a business and investment advisory firm that services the original founding families of Panamerican
Beverages (“Panamco”). Previously, she served as the Chief Financial Officer of Panamco and as a Managing Director
in the investment banking division of JPMorgan Chase & Co. She currently serves on the boards of directors of OFG
Bancorp and Arcos Dorados Holdings Inc. and previously served as a member of the board of directors of AARP as well as its Chair. Ms. Franqui received a B.S. from the Wharton School at the University of Pennsylvania and an
M.B.A. from the Stanford University Graduate School of Business. She is also a Chartered Financial Analyst. We believe that Ms. Franqui’s qualifications to serve on our Board of Directors include her significant leadership experience from her career in the financial services and investment management industries, including her extensive knowledge of the Latin America region, as well as a track record of service on public company boards.

Jay C. Horgen President and Chief Executive Officer
Jay C. Horgen is the President and Chief Executive Officer of the Company and joined the Board of Directors in May
2019. Mr. Horgen was appointed President and CEO in 2019, having previously served as Chief Financial Officer from
2011 to 2019, and as Executive Vice President, New Investments prior to 2011. Before joining AMG in 2007, Mr.
Horgen founded a private equity firm, Eastside Partners, where he served as a Managing Director. From 1993 to 2005,
Mr. Horgen focused on asset management as an investment banker in the Financial Institutions Groups at Merrill
Lynch & Co., where he was a Managing Director, and Goldman Sachs & Co. Mr. Horgen received a B.A. in Economics and Mathematics from Yale University. We believe that Mr. Horgen’s qualifications to serve on our Board of Directors include his direct knowledge of the Company’s strategy and operations through his 17 years of service at the
Company, including as President & Chief Executive Officer, and Chief Financial Officer, and his more than 30 years of extensive experience in the financial services, private equity, and investment management industries.

Director Nominee Biographical Information (cont.)

Reuben Jeffery III Board Chair Audit Committee; Compensation Committee
Reuben Jeffery III has been a director of the Company since April 2020, and has served as independent Board Chair since January 2024. Mr. Jeffery served as President and Chief Executive Officer and member of the board of
Rockefeller & Co. from 2010 to 2018; previously he served seven years in the U.S. government in a variety of positions, including as Under Secretary of State for Economic, Energy and Agricultural Affairs and Chairman of the
U.S. Commodity Futures Trading Commission. Prior to that, Mr. Jeffery spent two decades at Goldman Sachs & Co., becoming Managing Partner of the Goldman Sachs European Financial Institutions Group in 1992, and then
Managing Partner of the Goldman Sachs Paris office in 1997. He began his career as a corporate attorney with
Davis Polk & Wardwell LLP. Currently, Mr. Jeffery serves as an independent director and chairman of the board of
SMBC Americas Holdings, Inc. and as a board member of PartnerRe Ltd. Mr. Jeffery served as a non-executive director at Barclays Plc from 2010 to 2019. He received a B.A from Yale University and an M.B.A. and J.D. from
Stanford University. We believe that Mr. Jeffery’s qualifications to serve as Chair of our Board of Directors include his extensive financial services experience, particularly within investment banking and wealth management, and his leadership positions, knowledge, and experience with the U.S. and global political and regulatory environments.

Félix V. Matos Rodríguez Compensation Committee; Nominating and Governance Committee
Félix V. Matos Rodríguez has been a director of the Company since January 2021. Dr. Matos Rodríguez is the
Chancellor of the City University of New York (CUNY). Prior to his appointment as Chancellor in May 2019, Dr.
Matos Rodríguez was president of CUNY’s Queens College and of CUNY’s Eugenio María de Hostos Community
College in the Bronx. Dr. Matos Rodríguez has served as a professor, professor administrator, and former Cabinet secretary for the Commonwealth of Puerto Rico. He currently serves as board and executive committee chair of
Research Foundation CUNY, co-chair of New York City Regional Economic Development Council, and as vice chair of the board of directors of the American Council on Education. Additionally, he serves on the boards of Phipps
Houses, the United Way of New York City, and the Association for a Better New York (ABNY), as well as on the steering committee of Research Alliance for New York City Schools. Dr. Matos Rodríguez received a B.A. from Yale
University and a doctorate in history from Columbia University. We believe that Dr. Matos Rodríguez’s qualifications to serve on our Board of Directors include his long track record as an innovator in both academia and the public sector and his leadership in a large, decentralized human-capital-based organization operating through a network of distinct institutions.

Tracy P. Palandjian Compensation Committee (Chair); Nominating and Governance Committee
Tracy P. Palandjian has been a director of the Company since March 2012. Ms. Palandjian is the Chief Executive
Officer, co-founder, and a member of the Board of Directors of Social Finance, Inc., a nonprofit and registered investment advisor focused on developing and managing investments that generate social impact and financial return. Prior to establishing Social Finance, Ms. Palandjian served as a Managing Director at The Parthenon Group, a global strategy consulting firm. At Parthenon, she established and led the Nonprofit Practice and consulted to foundations and nonprofit organizations in the U.S. and globally. Prior to Parthenon, Ms. Palandjian worked at
McKinsey & Company and at Wellington Management Company, LLP. Ms. Palandjian is currently a member of the
Harvard Corporation, vice-chair of the U.S. Impact Investing Alliance, and a trustee of the Global Steering Group on
Impact Investing. She serves on the Boards of the Barr Foundation, The Boston Foundation, and the Surdna
Foundation (and chairs its Investment Committee). Ms. Palandjian is also a member of the American Academy of
Arts and Sciences. Ms. Palandjian received a B.A from Harvard University and an M.B.A. from Harvard Business
School. We believe that Ms. Palandjian’s qualifications to serve on our Board of Directors include her extensive global financial management, consulting, and advisory experience.

David C. Ryan Audit Committee
David C. Ryan has been a director of the Company since July 2021. Mr. Ryan is a corporate advisor to Singapore-
based Temasek Holdings, and serves on the board of Mapletree Investments Pte Ltd., a Singapore-based real estate development, investment, capital, and property management company, and previously served on the boards of ADT Inc. and Tiga Acquisition Corp. Mr. Ryan’s 22-year career at Goldman Sachs & Co., where he was a partner, spanned a variety of roles in Asia and the U.S. From 2011 to 2013, he served as President of Goldman Sachs Asia
(chairing its management committee) and was a member of the Management Committee of Goldman Sachs & Co.
Mr. Ryan received a B.A. from Yale University. We believe that Mr. Ryan’s qualifications to serve on our Board of
Directors include his substantial global financial services experience, particularly his extensive knowledge of the
Asian region.

Loren M. Starr Audit Committee (Chair-Elect)
Loren M. Starr has been a director of the Company since September 2023. Mr. Starr retired from Invesco Ltd. in
March 2021, having served as Chief Financial Officer of the company for 15 years, from 2005 to 2020, after which he held an executive advisory role as Invesco’s Vice Chair until his retirement. Prior to joining Invesco in 2005, Mr. Starr served as the Chief Financial Officer of Janus Capital Group Inc. from 2001 to 2005, and held senior corporate finance roles with Putnam Investments, Lehman Brothers Inc., and Morgan Stanley & Co. LLC. Currently, he is an
independent consultant, and is a member of the Nuveen/TIAA-CREF Fund Complex Boards of Trustees. Mr. Starr
received a B.A. and B.S. from Columbia University, an M.B.A. from Columbia Business School, and an M.S. from
Carnegie Mellon University. We believe that Mr. Starr’s qualifications to serve on our Board of Directors include his substantial experience as a senior executive and principal financial officer in the asset management industry, particularly his experience in corporate strategy, mergers and acquisitions, and capital management.

Board of Directors Experience, Diversity, and Refreshment

5 Independent Director Nominees are New Since 2020, Including a New Director Nominee in 2024 50% of Independent Director Nominees are Women and/or Ethnically Diverse

Director Nominee Key Experience and Expertise

Capital Allocation
Investment Management
Leadership
Corporate Governance
Risk Management and Compliance
Financial, Accounting, or Financial Reporting
Operational, Including Human Capital Management
Sustainability
Public Policy, Regulatory, and Government Affairs
Other Public Board Experience
Global Experience
1.For 2024, reflects director nominees.
2.Reflects independent directors and, for 2024, independent director nominees.
3.Reflects independent director nominees. Displayed percentages reflect rounded values and may not add up to 100%.

Independence[1]

2020	2024
89%
70%

Average Tenure[1]

2020	2024

Gender Diversity[2]

2020	2024

Ethnic Diversity[2]

2020	2024
5 yrs
8 yrs
25%
38%
25%
38%

Diversity[3]
Gender	Ethnic Minority

Tenure[3]

Corporate Governance Practices
Highly independent, diverse Board; world-class, experienced directors with a range of skills and backgrounds
Non-Executive, Independent Board Chair
New Board Chair Appointed in January 2024
Women in Leadership Roles on the Board
No Overboarding
Policies to Promote Long-Term Director and Executive Equity Ownership
99% Average Director Attendance at Board and Committee Meetings in 2023
Significant Board Refreshment since 2020; complete Committee Chair Refreshment expected in 2024
Publicly-Disclosed Corporate Governance Guidelines
Majority Vote Standard in Uncontested Director Elections
No Staggered Board
No “Poison Pill”
“Double-Trigger” Equity Award Vesting Upon Change in Control
Annual Say-on-Pay Vote
Active Engagement with Shareholders

2023 Director Engagement
Board and Committee Meetings
10 Board Meetings
16 Committee Meetings
99% Average attendance rate at meetings of the full Board of Directors and its committees

Corporate Governance Matters and Meetings of the Board of Directors and Committees
Board of Directors: During 2023, the full Board of Directors met ten times. Each incumbent member of the Board of Directors in 2023 attended an average of 99% of the total number of meetings of the full Board of Directors and all standing committees of the Board of Directors on which such director served. We do not have a formal policy regarding director attendance at our Annual
Meeting of Stockholders. One director attended the 2023 Annual Meeting of Stockholders.
At least annually, the Board of Directors evaluates the independence of our directors in light of the standards established by the NYSE. A majority of our Board of Directors must be independent within the meaning of NYSE listing standards. After its most recent evaluation of director independence, the Board of Directors affirmatively determined that eight of our nine current director nominees, Lady Alvingham, Mr. Churchill, Ms. Franqui, Mr. Jeffery, Dr. Matos Rodríguez, Ms. Palandjian, Mr. Ryan, and Mr. Starr are “independent” for purposes of NYSE listing standards. The Board of Directors also previously determined that Ms. Atkinson is
“independent” for purposes of NYSE listing standards. The Board of Directors made its determinations based upon individual evaluations of these current directors or director nominees’ employment or board of directors affiliations, compensation history, and any commercial, family, or other relationships with the Company. There were no transactions between any current director or director nominee and the Company for the Board of Directors’ consideration in determining the independence of any independent director. Members of the Board of Directors serve as directors, trustees, or in similar capacities (but not as executive officers or employees) for non-profit organizations to which we may make charitable contributions from time to time. Contributions to these organizations did not exceed either $120,000 or 1% of each of those organizations’ annual consolidated gross revenues during their last completed fiscal years.
The standing committees of the Board of Directors are the Audit Committee, the Compensation Committee, and the
Nominating and Governance Committee. Only independent directors within the meaning of NYSE listing standards serve on these committees. Other members of the Board of Directors may attend committee meetings from time to time at the invitation of the respective committee. Each committee acts pursuant to a written charter adopted by the respective committee. The members and chairs (or, in the case of the Audit Committee, the chair-elect) of each committee are set forth above in the table titled “Director
Nominee Information: Committee Memberships,” and a description of each committee is set forth below.
Audit Committee: Each of the members meets the independence standards applicable to audit committees under the
Sarbanes-Oxley Act of 2002 and NYSE listing standards and is an audit committee financial expert, as defined by the SEC. The
Audit Committee’s purpose is to assist the Board of Directors in oversight of our internal controls and financial statements and the audit process. The Audit Committee held eight meetings during 2023. Mr. Starr will become Chair of the Audit Committee, succeeding Ms. Atkinson, following his election at the Annual Meeting.
Compensation Committee: Each member meets the independence requirements applicable to compensation committees under NYSE listing standards. The Compensation Committee is responsible for overseeing our general compensation policies and establishing and reviewing the compensation plans and benefit programs applicable to our executive officers. In that capacity, the
Compensation Committee also administers our incentive plans, and has sole authority to approve the compensation of our named executive officers and the performance goals related to such plans and programs. The Compensation Committee held four meetings during 2023, and conferred on additional occasions throughout the year to discuss changes and enhancements to the executive compensation program.
Nominating and Governance Committee: The Nominating and Governance Committee is primarily responsible for recommending criteria to the Board of Directors for Board and committee membership, identifying and evaluating director candidates, overseeing the annual self-assessment of the Board of Directors and its committees and of the Chief Executive Officer, overseeing Chief Executive Officer and other key executive succession planning, and maintaining our Corporate Governance
Guidelines. The Nominating and Governance Committee held four meetings during 2023.
Board Composition and Refreshment Process: The Nominating and Governance Committee may solicit director candidate recommendations from a number of sources, including directors, executive officers, and third-party search firms. The Nominating and Governance Committee will consider for nomination any director candidates, including director candidates recommended by our stockholders, who are deemed qualified by the Nominating and Governance Committee in light of the qualifications and criteria for Board of Directors membership described below, or such other criteria as approved by the Board of Directors or a committee thereof from time to time. Stockholder recommendations must be submitted to the Nominating and Governance Committee in accordance with the requirements set forth in the By-laws, including those discussed in the “Other Matters—Stockholder
Proposals” section of this Proxy Statement, and any procedures established from time to time by the Nominating and Governance
Committee. The Nominating and Governance Committee does not have a specific policy regarding the consideration of stockholder recommendations for director candidates and considers this appropriate because it evaluates recommendations without regard to their source. The Nominating and Governance Committee evaluates any potential conflicts of interest on a case-by-case basis, to the extent they may arise.

The Board of Directors believes that a diverse mix of perspectives and expertise enhances its overall effectiveness. When considering candidates for directorship, including nominees currently serving as directors of the Company, the Nominating and
Governance Committee takes into account a number of factors, including the following qualifications: the nominee must have the highest personal and professional integrity and have demonstrated exceptional ability and judgment and the attributes necessary
(in conjunction with the other members of the Board of Directors) to best serve the long-term interests of the Company and its stockholders. In addition, the Nominating and Governance Committee reviews from time to time the skills and characteristics necessary and appropriate for directors in light of the then-current composition of the Board of Directors, including the following factors:

Director Candidate Qualifications and Attributes

•Business and leadership experience, including experience managing and growing organizations worldwide	•Knowledge of the financial services industry and, in particular, the asset management industry

•Demonstrated experience with prudent and strategic capital allocation, as we seek to deploy resources to the areas of highest growth and return in our business	•Understanding of organizations, processes, strategy, risk management, and other factors that promote growth, including experience in managing sustainability issues

•Understanding of finance and financial reporting processes	•Diversity, including ethnic, gender, geographic, and experiential diversity
In considering new Board members, the Nominating and Governance Committee considers diversity of background and experience, as well as ethnicity, gender, and other forms of diversity. Nominating practices are adjusted, as needed, to ensure that the Board of Directors reflects the appropriate mix of skills and experience, and that such practices promote these various aspects of diversity. The Nominating and Governance Committee does not have a formal policy regarding diversity in identifying nominees for a directorship, but rather considers it among the various factors relevant to the consideration of any particular nominee. Further, the Board of Directors considers diversity as part of the annual Board and committee self-assessments. The Nominating and
Governance Committee reviews our Corporate Governance Guidelines at least annually to ensure that we continue to meet best-
practice standards in corporate governance.
Since 2020, the Board of Directors has had the opportunity for meaningful refreshment, with the retirement of five independent directors prior to 2024 and the transition of another Board seat this year. Our 2024 director nominees include five new independent directors since 2020, including a new independent director appointment in 2023, and a new independent director nomination this year. These additions and/or nominations to the Board followed a rigorous process that included evaluating more than 100 candidates since 2020, a significant number of whom met with members of the Nominating and Governance Committee and other directors, as well as members of management, as part of our nomination process. This active process is led by the Nominating and
Governance Committee and Board Chair, and includes an evaluation of the current composition of the Board in order to focus on candidates with diverse skills and experiences that would enhance the Board’s collective capabilities and bring new perspectives.
The full Board of Directors considers each candidate’s qualifications, and determines whether to nominate the candidate to serve on our Board of Directors.
The current nominees to the Board of Directors comprise individuals with a substantial variety of skills and expertise, as shown in the “Director Nominee Experience and Skills Overview” table above, including with respect to investment management and financial services; international business; government; and not-for-profit organizations. The Nominating and Governance
Committee believes it is important to maintain a mix of experienced directors with a deep understanding of the Company and newer directors who bring a fresh perspective. The following are highlights on the composition of our Board of Directors nominees:

Board of Directors Composition

•New Board Chair appointed in January 2024, and new Chairs of all
Board committees since 2020, including additional refreshment of
Compensation and Nominating and Governance Committee Chair
positions in January 2024, and expected refreshment of Audit
Committee Chair in May 2024
•Strong refreshment practices on Committees; new members on all Committees since 2020

•Women represent 38% of independent director nominees, with three women nominated to serve on the Board; 38% of independent director nominees are ethnic minorities	•50% of independent director nominees are women and/or ethnically diverse; substantial experience by director nominees in non-U.S. financial services across Europe, Asia, and Latin America

•2024 Board nominees include five new independent directors since 2020, including a new independent director appointment in 2023, and a new independent director nomination in 2024	•Transitioned to a non-executive, independent Board Chair in 2020; Board Chair does not chair any committee

•Long-tenured independent directors in leadership roles	•Average director nominee age of 61
Succession Planning: The Nominating and Governance Committee has primary responsibility for Chief Executive Officer and other key executive succession planning. Succession planning and executive development are fundamental components of the
Board of Directors’ governance responsibilities, and are regularly discussed by the Committee with management present as well as in executive sessions.
The Board has demonstrated the depth and effectiveness of its succession planning through periods of organizational evolution, including in mid-2019, when the Company completed a generational transition to its current Chief Executive Officer, Jay
C. Horgen. The independent directors continue to serve as a source of strategic strength for the Company and for Mr. Horgen and the balance of the executive management team, bringing significant diversity in skills, experiences, and perspectives. Annually, the independent directors review management succession planning by incorporating feedback from Mr. Horgen and engaging in a full discussion during executive sessions of the Board without management present. The independent directors and Mr. Horgen have continued to focus on developing and expanding the senior management team, to maintain a breadth and depth of talent that ensures that AMG is well-positioned to continue to refine and execute its strategy, including as reflected by the recent appointments of a new Chief Operating Officer, Chief Financial Officer, and General Counsel.
Board Size: The Nominating and Governance Committee assesses the size and composition of the Board of Directors each year. Consistent with our Corporate Governance Guidelines, the Nominating and Governance Committee believes that the current size of our Board of Directors, nine members, is appropriate given the size and complexity of the Company and the markets in which we operate. The Nominating and Governance Committee will continue to assess the Board’s needs and other relevant circumstances, and may change the size or composition of the Board of Directors in the future if it believes that doing so would be in the best interests of the Company and its stockholders.
Executive Sessions of Independent Directors: Our independent directors regularly meet in scheduled executive sessions without management present. In accordance with the charter of the Nominating and Governance Committee and the By-laws, Mr.
Jeffery, the Board Chair, is responsible for calling and chairing the executive sessions, including during the annual Board of
Directors offsite, and communicating with the Company’s Chief Executive Officer. Each committee of the Board also meets without management present, in sessions led by the Chair of the relevant committee.
Board and Committee Self-Assessments and Individual Director Assessments: Regular evaluations of the committees and the full Board of Directors are critical in ensuring the effective functioning of our Board of Directors, including in assessing candidates for directorship. To this end, the Chair of the Nominating and Governance Committee, supported by the Committee, oversees the annual self-assessment of the Board of Directors and of each committee of the Board of Directors. Directors assess performance and consider various structural and procedural matters, including the annual selection process for director nominees and communications and interactions with management generally. The Nominating and Governance Committee periodically reviews the format of the Board of Directors and committee self-assessment processes to ensure that actionable feedback is solicited on the operation of the Board of Directors and director performance. The Nominating and Governance Committee also oversees annual individual director assessments as part of the recommendation process for director nominees. The table below provides a general overview of the annual self-assessment and director assessment processes.

Board and Committee Self-Assessments and Individual Director Assessments

Questionnaire	•Evaluation questionnaire solicits director feedback on a variety of procedural and substantive topics

Executive Session	•Executive session discussion of Board and committee self-assessments led by the Chair of the Nominating and Governance Committee

Individual Director Assessments	•Individual director assessments support an annual evaluation of the Board’s composition to ensure that our Board as a whole continues to reflect the appropriate mix of skills and experience

Board Summary	•Summary of Board and committee self-assessments results presented by the Chair of the Nominating and Governance Committee, followed by a discussion of the full Board

Feedback Incorporated	•Policies and practices updated as appropriate, as a result of director feedback
Chief Executive Officer Evaluation: The Board Chair oversees an annual performance evaluation of our Chief Executive
Officer. As part of this assessment, the Board Chair solicits director feedback on a variety of performance considerations. The
Board Chair then synthesizes the directors’ feedback and discusses the results with our Chief Executive Officer in a one-on-one meeting. The Board Chair reports on the results of the evaluation at an executive session of the Board of Directors.
Director On-Boarding and Training: When a new independent director joins the Board of Directors, we provide an orientation program that includes personal briefings by senior management on the Company’s operations, strategic plans, financial statements, governance, and key policies and practices. New directors also undergo in-depth training on the work of each committee of the Board of Directors. Throughout their tenure on the Board of Directors, each director is expected to maintain the necessary knowledge and information to perform his or her responsibilities as a director. To assist the directors in understanding the Company and its industry and maintaining the level of expertise required for directors, the Company may, from time to time, offer Company-sponsored continuing education programs or presentations, including sessions on select topics during the annual
Board of Directors offsite. Additional training is also provided when a director assumes a leadership role, such as becoming the chair of a committee.
Leadership Structure: The Company follows best practices with respect to the Board’s leadership structure, reflecting collective feedback received from stockholders, as well as commentary from proxy advisory firms, over a multi-year period. While the Company does not have a fixed policy with respect to the independence of the Board Chair, the By-Laws provide that if at any time the Board Chair is not affirmatively determined to be independent, the Board must appoint a Lead Independent Director and provide for specific enumerated duties of the Lead Independent Director in that circumstance. In circumstances where the Board
Chair is independent (as is the case currently), the Lead Independent Director role is not required. This approach provides for effective checks and balances to ensure the exercise of independent judgment by the Board and the ability of the independent directors to work effectively in the board setting.
The Board regularly reviews the leadership structure, and believes that a non-executive, independent Board Chair is an appropriate and effective leadership structure for the Company at this time. The Board Chair’s principal responsibilities include:
coordinating the agenda for and chairing Board meetings; serving as a key source of communication between the independent directors and the Chief Executive Officer; ensuring the flow of appropriate information to and among independent directors; leading the annual performance evaluation of the Chief Executive Officer; and coordinating the agenda for and leading executive sessions and meetings of the independent directors. The Board Chair does not chair any Board committee. Reuben Jeffery III was appointed
Board Chair in January 2024, succeeding Dwight D. Churchill, who continues to serve on the Board, including as Chair of the
Nominating and Governance Committee. Mr. Jeffery has served as an independent director on our Board of Directors since April
2020, including service on the Audit and Compensation Committees during his tenure. Mr. Jeffery’s knowledge and participation in the development of the Company’s corporate strategy during his service on the Board, together with his commercial acumen, extensive global financial services experience, and capacity as a leader position him as an effective and strong independent Board
Chair. Ms. Palandjian succeeded Mr. Jeffery as Chair of the Compensation Committee and, following his election at the Annual
Meeting, Mr. Starr will become Chair of the Audit Committee, further adding to the refreshment of leadership roles on committees.

Responsibilities of the Non-Executive, Independent Board Chair

•Board leadership: Provides leadership to the Board and to the independent directors, including in executive sessions	•Board discussion items: Coordinates the agenda for and chairs Board meetings; works with the CEO and the committee Chairs to propose major discussion items for the Board’s approval

•Liaison between CEO and independent directors: Regularly meets with the CEO and serves as liaison between the CEO and the independent directors
•Board governance processes: In coordination with the
Nominating and Governance Committee, guides the Board’s
governance processes, including identifying and resolving any potential conflicts of interest

•Executive sessions: Leads quarterly executive sessions of the Board	•CEO evaluation: Leads the annual performance evaluation of the CEO

•Additional executive sessions: May call additional meetings of the independent directors as needed	•Stockholder communications: Participates in direct communications with AMG’s stockholders
The Board of Directors will continue to review its leadership structure, and may change its structure in the future if it believes that doing so would be in the best interests of the Company and its stockholders.
Risk Oversight: It is a key responsibility of our President and Chief Executive Officer, our Chief Operating Officer, our Chief
Financial Officer, and other members of our senior management team to identify, assess, and manage the Company’s risk exposures. The Board of Directors plays an important role in overseeing management’s performance of these functions. The Board of Directors has approved the charter of the Audit Committee, which provides that one of the primary responsibilities of the Audit
Committee is the discussion of the Company’s financial risks and steps management has taken to monitor and control such risks, including with respect to risk assessment and risk management policies. The Audit Committee regularly discusses with management and the Company’s independent auditors the Company’s risk assessment and risk management processes, including major risk exposures, risk mitigants, and the design and effectiveness of the Company’s processes and controls to prevent and detect fraudulent activity. Furthermore, the Audit Committee and the Board of Directors as a whole receive regular reports from management, the internal audit function, and our independent auditors on prevailing material risks and the actions being taken to mitigate them, including reports regarding the Company’s business and operations. Management also reports to the Audit
Committee and the Board of Directors regarding enhancements made to our risk management processes and controls in light of evolving market, business, regulatory, and other conditions, including those related to sustainability factors.
Corporate Responsibility: We believe that sound corporate citizenship and attention to governance and environmental principles are key elements of our success and that of our Affiliates. We are committed to operating with integrity, contributing to the local communities surrounding our global offices, enhancing our organizational diversity, and supporting these values in our surrounding communities, developing our employees, and being thoughtful stewards of natural resources. We are also focused on the security of our data and safeguarding our clients’ privacy. Our Board of Directors provides oversight of these corporate sustainability topics, and is committed to supporting the Company’s efforts to operate as a sound corporate citizen. We have a cross-functional Sustainability Committee with oversight responsibility of our policies and operational controls of environmental, health and safety, and social risks. The Sustainability Committee includes members of our executive management team and reports to the Nominating and Governance Committee at least annually. We believe that an integrated approach to business strategy, corporate governance, and corporate citizenship creates long-term value. The below exhibits highlight certain of our policies and initiatives in these areas.

Sustainability Highlights

38% of independent director nominees are women	40% of current executive officers are women	90% employee satisfaction results from 2023 annual employee feedback survey

38% of independent director nominees are ethnically diverse	40% of current executive officers are ethnically diverse	800+ organizations and programs have received donations from AMG or The AMG Charitable Foundation

~25% of Affiliates offer strategies dedicated to sustainability	26 Affiliates are UN PRI signatories	$40+ million donated by AMG to non-profit organizations over the past 10 years including gift to help establish the Sean M. Healey and AMG Center for ALS

100% renewable energy sources at multiple AMG office locations	90 acres of land in Massachusetts properties maintained in its natural forested state

Sustainability Highlights (cont.)

Governance
Formal weighting of sustainability factors included in
AMG’s compensation determination process, with granular
sustainability-related metrics incorporated
Strong focus on corporate governance since AMG’s
inception, with best practices in corporate governance
(see “Corporate Governance Practices” on page 20)

Work Environment
Equal employment opportunity hiring practices, policies,
and management of AMG employees
Anti-harassment policy applicable to AMG employees
prohibits hostility or aversion towards individuals in
protected categories, and prohibits sexual harassment in
any form; the policy details how to report and respond to
harassment issues and strictly prohibits retaliation
AMG supports the health and wellness of employees, with
on-site fitness facilities in multiple principal offices

Cybersecurity and Data Privacy
AMG maintains privacy policies, management oversight,
accountability structures, and technology design
processes to protect privacy and personal data, as well as
an incident response plan for use in the event of a data
breach
All employees participate in annual cybersecurity training
AMG’s information security program is governed by the
Information Security Governance Committee, comprising
members of senior management including the Chief
Information Officer, which meets regularly and reports to
the Board of Directors at least annually

Business Continuity
Business continuity policies are designed to ensure the
safety of AMG’s personnel, facilities, and critical business functions in case of natural disasters or other crises
creating business disruption

Employee Engagement
The substantial majority of AMG employees are owners
of AMG shares, supporting the Company’s core value of
ownership mindset
AMG prioritizes employee engagement through a range
of cross-functional, multi-level communication media,
including small working group lunches, company-wide
town halls, management offsites, and volunteer activities;
2023 employee engagement score of 90%
Company-supported funding, time off, and flexible work
arrangements for professional development
Charitable giving and volunteer opportunities offered to
AMG employees throughout the year, including gift-
matching and volunteer-hour-matching programs
Executive coaching, leadership training, and sponsored
skills and career development programs, anchored on a
comprehensive company-wide 360-degree performance
review process

Organizational Diversity
Committed to fostering and promoting an inclusive and
globally diverse work environment; AMG partners with a
variety of recruitment partners and community
organizations to identify excellent diverse talent, including through an annual summer internship program for
outstanding students of diverse backgrounds and
perspectives
Formal policies that forbid discrimination based on
protected classifications; diversity and bias training
required for all employees
Gender diversity with women representing 40% of AMG’s
current executive officers and nearly half of AMG’s
employees
40% of AMG’s current executive officers are ethnic
minorities
Three, or 38%, of AMG’s independent director nominees
are women, and three, or 38%, of AMG’s independent
director nominees are ethnic minorities; in each case,
above the S&P 500 average

Business Conduct and Ethics Codes
Strong corporate culture that promotes the highest
standards of ethics and compliance for AMG’s business
AMG’s Code of Business Conduct and Ethics applies to all
AMG employees and directors and sets forth principles to
guide employee and director conduct

Anti-Bribery and Corruption Policies
Policies on political contributions and other restricted
payments require AMG’s full compliance with all applicable
political contribution and anti-corruption laws
Whistleblower hotline available 24/7 for confidential
reporting of any suspected violations

Climate Change and Environmental Sustainability
AMG has participated in CDP’s Climate Change
Disclosure program for seven years
Have completed annual inventory and secured third-party
attestation of AMG’s greenhouse gas emissions each year
since 2018
Achieved medium-term emissions reduction target of 5%
in Scope 1 and 2 emissions
Utilizing 100% renewable energy sources at multiple AMG
office locations
Programs to promote the procurement of products and
materials that have high concentrations of recycled
materials, and evaluation of vendor sustainability practices
Installed electric vehicle charging stations at our largest
corporate office and offer charging on a complimentary
basis

Community Investment and Engagement
AMG and The AMG Charitable Foundation donate to a
variety of non-profit organizations and community
programs globally, including meaningful campaigns
supporting humanitarian aid and COVID-19 relief efforts
globally
Ongoing support of the Sean M. Healey and AMG Center
for ALS at Mass General Hospital, to which AMG was a
cornerstone donor in 2018
Company-wide giving campaigns support many charities
in local communities, and AMG encourages employees to
volunteer for, and serve on boards of, non-profit
organizations. AMG supports numerous organizations in
which employees are meaningfully involved through grants
from The AMG Charitable Foundation
Third annual “AMG Week of Service” held in 2023, with
employee participation in hands-on service projects
benefiting non-profit organizations and individuals in the
communities surrounding our offices globally; virtual and
in-person volunteering opportunities are regularly offered
to AMG employees and employees of Affiliates
Formal AMG employee gift-matching program; AMG and
The AMG Charitable Foundation have donated to more
than 800 organizations worldwide, including as a result of
a gift-matching program for employees and Board of
Directors, as well as a volunteer-hour matching program.
AMG also supports the launch of gift-matching programs
at Affiliate firms
Approximately $2.2 million was disbursed by The AMG
Charitable Foundation in 2023
In 2023, AMG established AMG Gives, a giving program to
coordinate, facilitate, and encourage philanthropy by
members of senior management, consistent with The AMG
Charitable Foundation’s mission and areas of charitable
focus. Under this program, participating individuals may
make recommendations for not-for-profit organizations to
receive grants from us, provided that the organizations
and grants meet eligibility requirements under applicable
company policies. A committee including independent
membership undertakes diligence and review procedures
for donations and has no obligation to follow
recommendations made to us by senior management. For
2023, recommendations by our named executive officers
led to donations under this program to not-for-profit
organizations in the following amounts: Mr. Horgen,
$400,000; Mr. Wojcik, $200,000; and Mr. Erickson,
$200,000.
The statistics and descriptions of our workforce, policies, and cultural initiatives in respect of our human capital relate to AMG’s employees, and not those of our Affiliates, which are independent from AMG and operate autonomously. Through our innovative partnership approach with our
Affiliates, each Affiliate’s management team retains operational autonomy in managing and operating their business on a day-to-day basis, including with respect to their human capital.
AUM in strategies dedicated to sustainability consists of assets managed by Affiliates specializing in sustainable investing, investment strategies built on recognized sustainability themes or that seek positive social or environmental outcomes alongside investment returns, and products where portfolio composition is altered through specific sustainability considerations. AMG’s definition may not conform to classifications published by third parties.
To learn more, please see the “Responsibility” section of our website at www.amg.com/responsibility

Cybersecurity and Data Privacy: We have a formal information security program, designed to develop and maintain privacy and data security practices to protect AMG assets and sensitive third-party information, including personal and Affiliate information.
This program is governed by a committee comprising members of senior management, including the Company’s Chief Information
Officer, which meets regularly and reports to the Board of Directors at least annually (the “Information Security Governance
Committee”). Members of the Information Security Governance Committee oversee communications with the Board of Directors regarding material cybersecurity incidents and provide the Board of Directors with a summary of any risks from current cybersecurity threats on a regular basis, as well as updates on management’s information security program oversight and maintenance activities, and any material changes to AMG’s information security practices and procedures. The Board is also regularly provided with cybersecurity educational sessions, including perspectives from external advisors invited to present on current cybersecurity topics.
We recognize the importance of protecting information assets such as the personally identifiable information of our employees, and proprietary business information regarding our Affiliates and their clients, and have adopted policies, management oversight and accountability structures, and technology processes designed to safeguard this information. All of our employees attest annually to our information security policies and are required to participate in regular security awareness training to protect themselves and the AMG data and systems to which they have access. These trainings also instruct employees on how to report any potential privacy or data security issues.
Our information security organization comprises internal and external resources designed to identify, protect, detect, mitigate, resolve, and recover from various threats and attacks by malicious actors. We leverage 24x7x365 monitoring tools and services to address the confidentiality, integrity, and availability of AMG assets and data. Regular internal and third-party reviews are performed on our processes and technologies to validate the effectiveness of our privacy and data security controls and safeguards. We monitor industry best practices and developments in data privacy and security, including increased scrutiny of third-party service providers with access to sensitive AMG data. We work with third-party service providers to proactively assess our information security program and provide us with an industry view of the cyberthreat landscape, in addition to monitoring and supporting our control environment and breach notification processes. We also have our own fully documented proprietary security incident response plan, with defined roles and responsibilities that address notification obligations and incident response procedures in the event of a data security breach. We are dedicated to business continuity and resiliency, and we have documented strategies, policies, and procedures in place to protect employee, business, Affiliate, and Affiliate client data in the event of an emergency or natural disaster.
For more information regarding our information security program, please see our 2023 Annual Report on Form 10-K under
“Item 1C. Cybersecurity.”
Related Person Transaction and Conflicts of Interest Oversight: Pursuant to its charter, the Audit Committee is responsible for reviewing any related person transaction identified by management or other directors. In accordance with this authority, the Committee has determined that there have been no related person transactions requiring disclosure under Item
404(a) of Regulation S-K other than those discussed below under the caption “Other Matters—Related Person Transactions.” Each director, officer, and employee of the Company is also subject to our Code of Business Conduct and Ethics, which sets forth guidelines that our directors, officers, and employees are expected to adhere to in the conduct of the Company’s business, including with respect to identifying, reporting, and resolving potential or actual conflicts of interest resulting from related person transactions or otherwise.
Policies and Procedures Regarding Related Person Transactions: The Audit Committee must approve all related person transactions under the Company’s written policy. A related person transaction is any transaction that is reportable by the Company under paragraph (a) of Item 404 of Regulation S-K in which the Company or one of its wholly owned subsidiaries or majority-owned
Affiliates is or will be a participant and the amount involved exceeds $120,000 and in which any director, nominee for director, executive officer, any person known to the Company to be a beneficial owner of 5% or more of its voting securities, or an immediate family member of any of the foregoing has or will have a direct or indirect material interest. Pursuant to the policy, potential related person transactions are reported to the General Counsel who evaluates the potential transaction to determine whether it is a potential related person transaction. If it is, the General Counsel reports the potential transaction to the Audit
Committee for review. The policy also authorizes the Chair of the Audit Committee to ratify, rescind, or take any such other action required with respect to any related person transaction not previously approved or ratified under the policy that comes to the
General Counsel’s attention. The policy sets forth the standards of review to be considered in deciding whether to approve or ratify related person transactions.
In addition, the Audit Committee has considered and adopted standing pre-approvals under the policy for limited transactions with related persons. Pre-approved transactions include: (i) employment as an executive officer, if the related compensation is approved (or recommended to the Board of Directors for approval) by the Compensation Committee; (ii) any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the
Company’s proxy statement under applicable compensation disclosure requirements; (iii) any transaction with another company at which a related person’s only relationship is as (x) an employee (other than an executive officer) or director, (y) beneficial owner of less than 10%, together with such related person’s immediate family members, of that company’s equity, or (z) in the case of partnerships, a limited partner, if the limited partner, together with such limited partner’s immediate family members, has an interest of less than 10% and the limited partner does not hold another position in the partnership, if, in each case, the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of that company’s total annual revenue; (iv) any charitable contribution, grant, or endowment by the Company or the Company’s charitable foundation to a charitable organization, foundation, or university at which a related person’s only relationship is as an employee (other than an executive officer), if the aggregate amount involved does not exceed the greater of $1,000,000 or 2% of such charitable organization’s total annual receipts; (v) any transaction where the related person’s interest arises solely from the ownership of the Company’s common stock and all holders of the Company’s common stock received the same benefit on a pro rata basis, such as dividends; (vi) any transaction involving a related person where the rates or charges involved are determined by competitive bids; (vii) indemnification and advancement of expenses made pursuant to our Certificate of Incorporation (as amended, the “Charter”) or By-laws, or pursuant to any agreement; and (viii) any service provided by the Company to any related person, provided that such service is in the ordinary course of business and on substantially the same terms as those prevailing at the time for comparable services provided to non-related persons.
Prohibition Against Hedging and Pledging Transactions: Pursuant to the Company’s insider trading policy, all directors, officers, and employees of the Company and its subsidiaries, including spouses and immediate family members of such persons, are prohibited from engaging in short sales or any other form of hedging transaction involving Company securities, or other transactions resulting in net short exposures, as well as from purchasing Company securities on margin, pledging Company securities as collateral for a loan, or otherwise borrowing against Company securities. We believe our anti-hedging and anti-
pledging policies further align our directors’ and our officers’ interests with those of our stockholders.
Compensation Committee Interlocks and Insider Participation: The members of the Compensation Committee during fiscal year 2023 include those individuals set forth above under “Compensation Committee.” No person who served as a member of the Compensation Committee during 2023 has been an officer or employee of the Company or has been involved in any related person transactions. No executive officer of the Company serves on the compensation committee or board of directors of another company that has an executive officer that serves (or served during 2023) on the Company’s Compensation Committee or Board of
Directors.
Stockholder and Interested Party Communications: Stockholders and other interested parties may communicate directly with the Board of Directors and the Board Chair as follows:

Stockholder Communications

Board of Directors
Any communications to the full Board of Directors may be directed to
Kavita Padiyar, General Counsel and Corporate Secretary of the
Company, who would discuss as appropriate with the Board of Directors
Kavita Padiyar Affiliated Managers Group, Inc. 777 South Flagler Drive West Palm Beach, Florida 33401

Board Chair	A stockholder or other interested party may communicate directly with Mr. Jeffery, the Board Chair, by sending a confidential letter addressed to his attention	Reuben Jeffery III, Board Chair c/o Affiliated Managers Group, Inc. 777 South Flagler Drive West Palm Beach, Florida 33401
Availability of Corporate Governance Documents: We maintain a Company website that includes, among other items, the
Corporate Governance Guidelines; the Code of Business Conduct and Ethics applicable to all directors, officers, and employees;
the Code of Ethics applicable to our President and Chief Executive Officer, Chief Financial Officer, and other senior financial officers; and the charters for the Audit, Compensation, and Nominating and Governance Committees. This information is available on the “Investor Relations” section of our website, www.amg.com, under “Corporate Governance—Policies, Procedures and
Guidelines,” or for the Committee charters under “Corporate Governance—Board of Directors,” but is not incorporated by reference into this Proxy Statement. If we make any substantive amendment to the Code of Ethics or grant any waiver, including any implicit waiver, from a provision of the Code of Ethics to certain executive officers, we are obligated to disclose the nature of such amendment or waiver, the name of the person to whom any waiver was granted, and the date of waiver on our website or in a
Current Report on Form 8-K.

Information Regarding Executive Officers of the Company
The Company recently made the following changes to its executive officers. Thomas M. Wojcik was appointed as Chief
Operating Officer; Dava E. Ritchea joined AMG on April 1, 2024, and was appointed Chief Financial Officer; and Kavita Padiyar was appointed as General Counsel and Corporate Secretary; all appointments were effective as of April 1, 2024, as further described in the Company’s Current Report on Form 8-K filed with the SEC on March 25, 2024. The name, age (as of April 1,
2024), and positions of each of our current executive officers, as well as a description of their business experience and past employment during at least the last five years, are set forth below:

Executive Officer Information
Name and Position	Age	Biographical Information

Jay C. Horgen President and Chief Executive Officer	53	For the biographical information of Mr. Horgen, see “Information Regarding the Nominees” above.

Rizwan M. Jamal Head of Affiliate Investments	49
Mr. Jamal is Head of Affiliate Investments, responsible for overseeing the Company’s investments in new and existing Affiliates, including the identification of prospective Affiliates worldwide and the structuring and execution of the Company’s investments in its partner firms. Prior to joining AMG in 2004, Mr. Jamal worked in the investment banking groups of Goldman Sachs & Co. and Salomon Smith Barney. Mr. Jamal received a
B.S. in Finance from Boston College, and a J.D. from Harvard Law School.

Thomas M. Wojcik Chief Operating Officer	43
Mr. Wojcik is the Chief Operating Officer of the Company. From 2019 to 2024, he served as the Company’s
Chief Financial Officer. Mr. Wojcik joined AMG in 2019 from BlackRock, Inc., where he served as Chief
Financial Officer for Europe, Middle East, and Africa (EMEA), Head of EMEA Strategy, and Global Head of
Investor Relations. From 2002 to 2011, Mr. Wojcik worked as an investor at Hunter Global Investors, Durham
Asset Management, and Nautic Partners, and as an investment banker in the Financial Institutions Group at
Merrill Lynch & Co. Mr. Wojcik received a B.A. in Economics from Duke University, and an M.B.A. from The
Wharton School at the University of Pennsylvania.

Dava E. Ritchea Chief Financial Officer	39
Ms. Ritchea is the Chief Financial Officer of the Company. She joined AMG in 2024 from Sculptor Capital
Management Inc. (“Sculptor”), which was publicly listed until its acquisition by Rithm Capital Corporation; she served as Sculptor’s Chief Financial Officer since 2021, and also served as a member of the firm’s Partner
Management Committee. Prior to joining Sculptor, Ms. Ritchea served as Chief Financial Officer at Assured
Investment Management LLC (formerly known as BlueMountain Capital Management, LLC) from 2017 to
2021. Earlier in her career, Ms. Ritchea served in investment banking and strategy roles at each of Credit
Suisse Group AG, Barclays Capital Inc., and Lehman Brothers Inc. Ms. Ritchea received a B.S. in Business
Administration from Carnegie Mellon University.

Kavita Padiyar General Counsel and Corporate Secretary	41
Ms. Padiyar is AMG’s General Counsel and Corporate Secretary, and oversees public company activities, corporate legal matters, and the Company’s regulatory, compliance, and human capital functions. Prior to joining AMG in 2011, Ms. Padiyar was a Corporate Associate at Ropes & Gray LLP, focusing on corporate matters, including investment management and debt financing. Ms. Padiyar received a B.A. in English and
Sociology from the University of Michigan, and a J.D. from Harvard Law School.

Jay C. Horgen President and Chief Executive Officer	Rizwan M. Jamal Head of Affiliate Investments	Thomas M. Wojcik Chief Operating Officer	Dava E. Ritchea Chief Financial Officer	Kavita Padiyar General Counsel and Corporate Secretary

COMPENSATION DISCUSSION AND ANALYSIS
This section provides discussion and analysis of our executive compensation program, including the elements of executive compensation, the 2023 compensation results, the rationale and process for reaching these results, and our compensation governance policies. The compensation results discussed are those of our President and Chief Executive Officer, Jay C. Horgen,
and the other named executive officers.
The Compensation Committee designs the executive compensation program to align management incentives with long-term stockholder interests, and we have a demonstrated history of integrating shareholder feedback into our executive compensation program over more than a decade. For the 2021 performance year, following the full reconstitution of the Committee and the engagement of a new independent compensation consultant, Semler Brossy Consulting Group, LLC (our “Compensation
Consultant”),  the Committee integrated shareholder feedback in developing an enhanced, streamlined, more formulaic approach to determining variable performance-based incentive awards for our named executive officers, based on objective, pre-set financial and strategic metrics. Following the implementation of the new incentive determination process, over the past two years, the
Committee has continued to integrate additional shareholder feedback in enhancing the program, including increasing the number of peers in the Peer Group to 13, streamlining the scoring criteria (reducing the number of metric targets); increasing the weighting of financial metrics relative to strategic metrics; removing the single subjectively-determined metric (pre-determined, objective metrics now account for 100% of the score weighting); enhancing the determination of certain financial metrics (refined TSR and 3-
Year Rolling Adjusted Return on Capital metrics, and revised target-setting process for absolute earnings-related metrics);
implementing pre-set thresholds to absolute earnings-related metrics; and enhancing certain strategic metrics.
In 2023, we continued to progress on our strategic objectives of evolving our business towards secular growth areas and magnifying the growth of our Affiliate partners. We successfully added two new Affiliate partners, both operating in areas of secular growth (Forbion, a private markets firm focused on investing in high-quality life sciences companies, and Ara Partners, a private markets firm specializing in industrial decarbonization). In addition, we continued to invest in and alongside our Affiliates to magnify their growth by seeding and providing strategic support for new product launches and by expanding our Affiliates’ reach into new geographies and channels. Lastly, we meaningfully enhanced our liquidity position, and further strengthened our balance sheet, while also returning significant excess capital to shareholders. The results of the 2023 Performance Assessment reflected these achievements and the Company’s solid financial performance for the year.

Overview of AMG’s Compensation Program Philosophy
The Compensation Committee has structured our executive compensation program over the long term to further several core objectives, which include the following:
•Attracting, retaining, and motivating key members of senior management
•Closely aligning executive compensation with performance and accomplishments for the year and over the long term
•Aligning AMG executives and other employees with shareholders through share ownership
•Focusing executives on long-term performance with equity incentive awards, with a majority of these awards subject to rigorous pre-
established performance targets measured over forward multi-year periods
•Compensating executives based on a combination of Company performance—on both a relative and absolute basis—and individual roles
•Avoiding incentives that might encourage excessive risk-taking
•Routinely reviewing and evolving our compensation program to incorporate feedback from stockholders and best practices into our executive compensation program design
These objectives inform the design of our compensation program, which includes the following components:
•Awarding fixed and variable Annual Incentive Compensation in an appropriate mix to align management incentives with shareholder value creation
•Performing market comparisons to ensure that our compensation is in line with that of our Peer Group
•Implementing strong compensation governance practices within a robust corporate governance framework

Compensation Governance Practices
Our Board of Directors is committed to maintaining responsible compensation practices, and believes that rewards for our senior leaders should be commensurate with the results they achieve for our stockholders. Our strong governance procedures and practices with respect to employment and compensation include the following:

What we do	What we don’t do

•Annual Say-on-Pay vote
•Caps on Annual Incentive Compensation for each NEO, including the CEO
•Annual cap on independent director equity awards
•Equity ownership guidelines for NEOs and directors, as well as an equity holding policy for NEOs
•One-year minimum vesting on equity awards
•Double-trigger vesting upon change in control
•Clawback policy
•Mitigation of dilutive impact of equity awards through share repurchases
•Formulaic Performance Assessment scorecard; pre-set objective quantitative metrics drive 100% of the assessment score, with achievement caps on each individual metric
•Significant portion of variable compensation is performance-based equity awards tied to key business metrics
•Majority of equity awards are performance-based, with delivery tied to the achievement of pre-established performance targets
•A thorough risk assessment process, as described under “Risk
Considerations in our Compensation Program” below
•Retain an independent compensation consultant

•No employment agreements with any NEOs, including the CEO
•No golden parachute change in control agreements with
executives
•No tax reimbursements or gross-ups for perquisites
•No hedging or pledging of AMG securities by directors or officers
•No option re-pricing or buy-outs of underwater stock options
•No option grants with exercise price below grant date stock price
•No payment of dividends on equity awards prior to vesting
•No liberal share counting or recycling of shares tendered or surrendered to pay the exercise cost or tax obligation of grants
•No “evergreen” equity plan feature
•No excessive perquisites

Shareholder and Proxy Advisory Firm Feedback and Surveys
To ensure that our Board of Directors, including the Compensation Committee, is apprised of stockholder and proxy advisory firm views, we regularly meet with and survey these constituents regarding our executive compensation program. As part of this process, we conduct regular outreach initiatives with our largest stockholders, as well as representatives from major proxy advisory firms, throughout the year, and we have a demonstrated history of integrating shareholder feedback into our executive compensation program design. In 2023, 98% of the votes cast by stockholders supported our Say-on-Pay proposal, expressing strong support for our executive compensation program design and its demonstrated linkage of pay-for-performance, as well as the significant integration of shareholder feedback.
As in previous years, shareholder feedback gathered throughout the year was carefully considered, along with input from our
Compensation Consultant, as well as commentary from proxy advisory firms, as described in our “2023 Compensation Program
Overview and Enhancements” table on page 7.
The Compensation Committee recognizes that in enhancing the compensation program, stockholder input has been and continues to be critical for ensuring the continued alignment of management and stockholder interests, and the Committee promotes an active process of shareholder engagement throughout the year. Our management team continues to communicate with our largest stockholders and proxy advisory firms, and to follow developments in their methodologies and analyses to ensure that the Company and our Board of Directors remain apprised of current and potential future developments.

Policies to Promote Director and Officer Equity Ownership
We believe that equity ownership by our named executive officers and directors aligns their interests with those of our stockholders, and we have two formal policies designed to promote their long-term accumulation and retention of equity in our
Company. The Equity Holding Policy was first implemented in 2019 for recipients of the Long-Term Equity Alignment Award, and together with the Equity Ownership Guidelines, represent an industry-leading set of policies to further cultivate an ownership mindset among senior executives, with direct and substantial alignment with stockholders through ownership of vested, unrestricted shares of AMG stock.
In addition to these formal policies, our directors and executives have demonstrated their commitment to the long-term accumulation and retention of equity through open market purchases of shares of our common stock on multiple occasions. Since his May 2019 appointment, Mr. Horgen has purchased 52,000 shares in the open market and owns 1% of AMG’s outstanding common stock. Half of our current independent directors, including our Board Chair, have also purchased shares in the open market; since 2019, independent directors have collectively purchased more than 54,000 shares, with an aggregate notional value of more than $5.5 million at the time of purchase. In total, executives and Board members have more than doubled their ownership over the past four years. For the shares owned by year since 2020 by our Chief Executive Officer, other named executive officers, and current independent directors, please see our “Governance Highlights” section on page 6.

Equity Ownership Guidelines and Holding Policy

Equity Ownership Guidelines
•Implemented in 2011, our Equity Ownership Guidelines provide that an executive officer or director should own equity in the amount of:
–10x annual base salary in the case of our President and Chief Executive Officer
–7x annual base salary in the case of the other named executive officers
–5x base annual fees for service in the case of our independent directors
•Shares underlying outstanding stock options and unearned performance awards are not counted for purposes of meeting these guidelines
•Executives and directors are strongly encouraged to meet these ownership guidelines within five years of becoming an executive officer, or three years of becoming a director
•Includes a restriction on selling shares of AMG stock while the equity ownership of the director or executive does not exceed the required level through the accumulation period
•All named executive officers and directors currently satisfy these Equity Ownership Guidelines to the extent applicable

Equity Holding Policy
•Equity Holding Policy first implemented in 2019 and applicable to all recipients of the Long-Term Equity Alignment
Award as well as other members of senior management granted one-time long-term equity awards
•Imposes additional restrictions on sales of AMG stock, for the duration of their AMG service
–No sales by CEO permitted unless vested, unrestricted shares held exceeds 2x Total Annual Compensation
–No sales by non-CEO NEOs permitted unless vested, unrestricted shares held exceeds 1x Total Annual
Compensation
–Once such holding thresholds are met, policy limits amount of annual sales permitted, ensuring that management continues to increase AMG equity ownership over time
–Alignment RSUs (as defined on page 49) must be held for at least 6 years after grant (through 2025), and
Alignment Options (as defined on page 48) must be held for 7 years after grant (through 2026)
•Total Annual Compensation comprises the total amount of the executive officer’s cash compensation (including salary and cash bonus) and equity or other deferred compensation (based on the grant date fair value) received for performance with respect to the year prior to measurement
•Equity eligible for determining compliance includes unrestricted shares of AMG stock, whether acquired through award vesting, option exercises, open market purchases, or otherwise, and excludes unvested awards, undelivered performance awards, unexercised options, and shares surrendered to AMG to satisfy tax withholding obligations or fund the exercise of options or other equity awards

Named Executive Officer Annual Compensation Determination Process and Results
The Compensation Committee’s annual compensation determination process begins during Committee meetings early in the performance year and continues throughout the year, with periodic reviews of the Company’s financial performance on both a relative and absolute basis and progress on various strategic objectives, as well as discussions regarding the principles and continuing effectiveness of the compensation program. Our President and Chief Executive Officer may attend such Compensation
Committee meetings at the request of the Committee to participate in discussions concerning the compensation of other members of executive management, but does not participate in decisions regarding his own compensation, which occur in executive sessions. In considering whether to retain the Compensation Consultant (Semler Brossy) for assistance with its annual compensation determination process, the Compensation Committee evaluates the Compensation Consultant’s independence in accordance with SEC and NYSE rules and has determined that the Compensation Consultant’s work does not raise any conflicts.
Our Compensation Consultant provides input and advice to the Compensation Committee, and to the Chair of the Committee in
particular, at key points throughout the year, and they meet during the year to consider the executive and director compensation of the peer companies set forth in this “Compensation Discussion and Analysis” section (our “Peer Group”) and potential structures for incentive awards. The Committee considers the components of the compensation program (including the mix of compensation elements, market-level compensation, and our compensation governance practices) in analyzing the extent to which the program furthers the Committee’s objectives of aligning compensation with shareholder value creation while retaining and motivating our executives. As discussed above, the Committee also seeks feedback from stockholders and proxy advisory firms in an ongoing engagement cycle, and takes that feedback into account in both enhancing the compensation program design, as well as in the
Committee’s final compensation determinations for the year.
For the applicable performance year, through a formulaic process based on objective performance metrics, the Compensation
Committee considers the Company’s accomplishments during the year and over the long term, on both an absolute basis and relative to our Peer Group, and considers the individual roles of our executive officers, to establish the amount of annual cash bonus and long-term equity incentive awards (“Annual Incentive Compensation”) for each executive. The following provides an overview of the outcome of the incentive compensation determination process for our President and Chief Executive Officer and our other named executive officers.
The Compensation Committee sets Target Total Payout amounts for each named executive officer, including for performance year 2023 a target at the median of the Peer Group for the Chief Executive Officer. The result of the quantitative scorecard assessment drives the incentive award payout to each named executive officer, including quantum (for the Chief Executive Officer in 2023, above or below the Peer Group median) and mix across short- and long-term incentive awards. The incentive determination process and ultimate payout structure reflect the Committee’s executive compensation program philosophy of closely aligning management incentives with business performance and long-term stockholder interests. Variable performance-based incentive awards account for the substantial majority of Annual Incentive Compensation for each executive – the majority of Annual
Incentive Compensation is in the form of equity incentive awards (for awards in respect of 2023, the delivery of 60% of the grant value of these equity incentive awards is tied to the achievement of rigorous pre-established performance targets).
Having calculated the results of the Performance Assessment scorecard, the Committee reviewed the output from the weighted average score applied to the target Chief Executive Officer compensation, which produced total incentive compensation awards for 2023 consistent with the design of the plan. As a result, the Compensation Committee deemed it unnecessary to apply a qualitative discretionary overlay to the quantitative output from the Performance Assessment scorecard.

All dollar amounts displayed in the following steps in millions.

Review and Set Metric Targets for Quantitative Scorecard Assessment Metric targets set across five groups of quantified, objective, and pre-set metrics
The Compensation Committee continued to engage with shareholders and integrate feedback to enhance the scorecard assessment and further align incentive pay with objective quantitative metrics with the highest impact, related to AMG management’s ability to create shareholder value across capital allocation decisions. For performance year 2023, the
Compensation Committee implemented revisions to three metrics to increase the overall weighting of returns measured over longer time periods. The TSR: Absolute and TSR: Relative metrics were revised to include a 5-year TSR component, along with the 1- and
3-year returns. The 3-Year Rolling Adjusted Return on Capital metric was revised to remove the impact of annualization on capital deployed to share repurchases in the current performance year, replacing it with a simple percentage change in the current performance year. In addition to these refinements, the Compensation Committee also replaced the metric measuring AUM
Dedicated to Sustainable Investment with a broader metric, AUM Contribution from Selected Strategic Target Areas, which measures AUM contribution from strategies management believes are closely aligned with long-term secular growth trends
(including alternative and sustainable strategies). The net effect of these changes implemented to refine the scorecard metrics impacted the overall score by (6%). Metric targets were set using a consistent approach with the prior year and the rigor of absolute earnings-related targets was maintained despite lower asset levels at the start of performance year 2023. In addition, for performance year 2023, the Compensation Committee implemented a 50% threshold level for both absolute earnings-related metrics, resulting in Committee-set or natural threshold values applying to 70% of the Performance Assessment scorecard.

During first half of year, determine Peer Group to set NEO Target
Payouts along with maximum payout levels
CEO Target Total Payout was set at the Peer Median ($11.1mm, 10% lower than prior-year
Target Payout); cap on total compensation set at $17.5mm (unchanged relative to prior years)
Non-CEO NEO payout targets are informed by peer medians and incorporate individuals’ AMG roles and responsibilities; individual caps established by the Compensation Committee
$11.1 Target $17.5 Maximum
The Compensation Committee regularly reviews our Peer Group to ensure its ongoing relevance throughout the various stages of the Company’s growth and development, and to reflect on the current developments in the businesses of our peers. In determining the Company’s Peer Group on an annual basis, the Compensation Committee applies a principles-based approach in considering both industry- and company-specific dynamics to identify the peers with which we compete for client assets, stockholders, and talent. As a result, the Committee focuses on peers within the asset management industry, as well as financial services companies with significant investment management components to their businesses and does not, for example, include retail or investment banks, brokerage or custodian firms, or insurance companies. The Committee believes that success in the asset management industry, in particular, relies heavily on human talent, given the service-oriented and fee-based business model.
In addition, the Compensation Committee recognizes that the companies within our Peer Group vary by business strategy, product concentration, and overall profitability. The nature of the roles of executives also varies by firm. For example, our senior management team has developed a differentiated skill set and reputation to match our unique business model of pursuing long-
term partnerships with outstanding independent, partner-owned investment management firms. The Committee takes Peer Group comparisons into account and also forms its own perspective on appropriate compensation levels, considering additional factors with respect to unique elements of AMG officer roles and responsibilities.

Our Peer Group was revised in 2023 with the
addition of two additional alternative investment
companies, Blue Owl and TPG, increasing the total
to 13 peers, to reflect the growing contribution of
alternative strategies to our earnings
–The CEO Target Total Payout was set at $11.1
million, the median of the revised Peer Group.
The addition of Blue Owl and TPG to the Peer
Group did not have any impact on the median
CEO compensation of the revised Peer Group.
The CEO Total Target Payout decreased 10%
relative to the prior-year CEO Total Target
Payout of $12.3 million, driven by lower
compensation for CEOs in the Peer Group.

Current Peer Group ($B)

13 Peers	Market Capitalization as of 12/31/2023

AllianceBernstein Holding L.P.	$9.0
Ares Management Corporation	38.2
Artisan Partners Asset Management Inc.	3.5
Blue Owl Capital Inc.	21.5
The Carlyle Group Inc.	14.7
Federated Hermes, Inc.	2.9
Franklin Resources, Inc.	15.7
Invesco Ltd.	8.0
Janus Henderson Group plc	4.9
Lazard Ltd.	3.9
TPG Inc.	16.8
Victory Capital Holdings, Inc.	2.2
Virtus Investment Partners, Inc.	1.7
Peer Median	$8.0
AMG	$5.3
For 2023, Annual Incentive Compensation for our Chief Executive Officer was capped at $17.5 million.
For 2023, the Target Total Payouts set for each other named executive officer was informed by the median of comparable roles at Peer Group companies, other industry benchmark data as advised by the independent Compensation Consultant, and the individual executive’s role, responsibilities, and tenure at the Company.

In the case of Mr. Jamal, Head of Affiliate Investments, the Target Total Payout reflected leadership in growth investments, across both new and existing Affiliates, in 2023. For Mr. Wojcik, who served as our Chief Financial Officer in 2023, the Target Total
Payout reflected leadership in capital management and shareholder engagement, as well as strategic execution, including his increasing leadership role in AMG’s capital formation capabilities. For Mr. Erickson, Head of Affiliate Engagement, the Target Total
Payout reflected leadership in Affiliate relationship management and strategic engagement in 2023. Further, consistent with prior years, the Compensation Committee applied a cap on Annual Incentive Compensation for each of our Head of Affiliate
Investments, Chief Financial Officer, and Head of Affiliate Engagement of $10.0 million.

Calculate Performance Assessment scoring after year-end Upon completion of annual external audit, Performance Assessment score is finalized via weighted achievement levels of individual metrics (score of 100% implies median performance)	106%
The following table displays the 2023 targets and 2023 actual results for each individual metric considered in the
Compensation Committee’s scorecard assessment. The scorecard was designed based on five groups of metrics across strategic and financial categories that are expected to drive the performance of the business and share price over time. The Committee implemented a cap of 200% on the achievement level of each individual metric in addition to an aggregate cap on compensation. A score above 100% implies a payout above the target level (in case of Chief Executive Officer, median of Peer Group). The final score of 106% incorporated the individual metric caps, and reflected solid financial and operating performance for performance year 2023, which was partially offset by the underperformance of AMG stock over the 1-year period, measured against objective pre-determined targets in areas where management drives shareholder value:

				2023
		Metrics	Weight	Target	Actual	Score

Financial & Shareholder Value Creation Metrics (75%)	Financials	Annual Management Fee EBITDA ($mm) (Target was +3% vs. prior year result)[1]	10.7%	$852	$775	91%
		Annual EEPS (Economic Earnings Per Share) (Target was +5% vs. prior year result)[1]	10.7%	$21.02	$19.48	93%
		EEPS / GAAP EPS as Adjusted Growth Percentile Rank (3Y Composite, relative to peers)[2]	10.7%	50%	82%	164%
	Shareholder Value Creation	Total Stockholder Return: Absolute (1-, 3-, and 5-Year Composite)[3]	10.7%	10%	8%	77%
		Total Stockholder Return: Relative (1-, 3-, and 5-Year Composite)[3]	10.7%	50%	50%	100%
	Capital Deployment / Rtn. on Investments	3-Year Rolling Yield on New Affiliate Investments	10.7%	12%	16%	130%
		3-Year Rolling Adjusted Return on Capital	10.7%	10%	8%	81%

Strategic & Org'l Initiatives (25%)	Strat. Focus	AUM Contribution from Selected Strategic Target Areas	8.3%	40%	44%	109%
	Human Capital Management	Organizational Diversity and Leadership	8.3%	40%	38%	95%
		Employee Engagement Score	8.3%	75%	90%	120%

		Total Incentive Comp	100%			106%
1.2022 actual Annual Management Fee EBITDA was $827 million and 2022 actual Annual EEPS was $20.02 per share. Additional information regarding non-GAAP financial performance measures, including the impact of a definition change in the first quarter of 2023 and reconciliations to the most directly comparable GAAP measure, can be found in AMG’s 2023 Annual Report on Form 10-K under
“Supplemental Financial Performance Measures.”
2.Reported GAAP EPS (diluted) of $17.42 for FY 2023. AMG’s 2023 GAAP EPS scorecard metric was adjusted downward to exclude $2.90
GAAP EPS (diluted) as a result of gains associated with the BPEA and Veritable transactions, net of taxes, which had the effect of lowering the score for this metric.
3.Composite weights of 30%, 50%, and 20% for 1-year, 3-year, and 5-year return periods, respectively.

Performance targets used in the Performance Assessment are designed to align management incentives with shareholder value creation, and take into account factors known at the time. Actual results may be impacted by a number of external factors, including macroeconomic factors, market changes, and regulatory or political changes, as well as other factors such as share repurchases and investments in new and existing Affiliates, which may not be anticipated and could significantly impact AMG’s business. Financial targets are not intended to be a form of guidance or a prediction of AMG’s performance during the performance year or in any future period. See the “Forward-Looking Statements” section of our 2023
Annual Report on Form 10-K. EEPS / GAAP EPS Growth Percentile Rank relative to peers is determined using reported peer data for adjusted
EPS or GAAP EPS (further adjusted for amortization expense where applicable) or sell-side estimates dependent on availability at the time of the
January meeting of the Compensation Committee for the performance year determination. AUM Contribution from Selected Strategic Target Areas is based on information sourced from Affiliates. Strategic and Organizational Initiatives data related to employees pertain to AMG’s employees and not those of our Affiliates. Through our innovative partnership approach, each Affiliate’s management team retains operational autonomy in day-to-
day business management and decisions, including with respect to their human capital. Displayed figures above for 2023 actual results reflect rounded values. Additional information regarding the calculations of these measures is included below under “Summary of Performance
Assessment Target Descriptions and Rationale, and 2023 Target Setting Process.”

Calculate Annual Incentive Compensation amount Apply weighted score of 106% to the Target Total Payout, to yield Total Compensation of $11.8mm or $11.0mm of Annual Incentive Compensation excluding salary	$11.0
The weighted Performance Assessment score of 106% for our President and Chief Executive Officer was applied to the Target
Total Payout of $11.1 million, to produce Total Compensation of $11.8 million, of which $0.75 million is salary, and Annual Incentive
Compensation of $11.0 million.
The weighted Performance Assessment score of 106% produced Total Compensation with respect to 2023 of $5.6 million for the Head of Affiliate Investments, $5.6 million for the Chief Financial Officer, and $3.2 million for the Head of Affiliate Engagement, each including $0.5 million in salary.

Formulaically derive Annual Incentive Compensation payouts
(cash and equity)
(i)Determine the mix of cash bonus and total long-term equity incentive awards, using a pre-
established tiered formula
(ii)Allocate the equity awards across performance-based and time-based equity awards
$4.8 Cash $3.7 Perf.-Based Equity $2.5 Time-Based Equity
The final amount of Annual Incentive Compensation for our President and Chief Executive Officer was then allocated between cash bonus and long-term equity awards using a pre-established tiered formula which caps ultimate cash awards at 50% of Annual
Incentive Compensation (with the process viewable in the schematic on page 11), resulting in a formulaic cash bonus of $4.8 million (44%) and a formulaic equity incentive award amount of $6.2 million (56%) for our President and Chief Executive Officer.
This formulaic equity incentive award amount was granted 40% in the form of Long-Term Deferred Equity Awards and 60% in the form of Long-Term Performance Achievement Awards, consistent with the Committee’s targeted allocations.
For the balance of the named executive officers, formulaic cash bonuses were $2.5 million for the Head of Affiliate
Investments, $2.5 million for the Chief Financial Officer, and $1.3 million for the Head of Affiliate Engagement. Formulaic equity incentive awards for such named executive officers were $2.5 million, $2.5 million, and $1.3 million, respectively, granted 40% in the form of Long-Term Deferred Equity Awards and 60% in the form of Long-Term Performance Achievement Awards, consistent with the Committee’s targeted allocations.
Long-Term Performance Achievement Awards were granted with three-year cliff vesting and are tied to rigorous, transparent
Average ROE targets measured over the three-year measurement period. These Awards are only deliverable if minimum Average
ROE levels are met (measured over the applicable performance measurement period).
The Average ROE target range for the 2023 Long-Term Performance Achievement Awards (achievement levels at which 100%
of the shares would be delivered) was set at 16–17%, consistent with levels set for 2022. If Average ROE over the measurement periods for such awards is (i) below 10%, no shares underlying the initial award will be issued and distributed; and (ii) between 10%
and 22%, a ratable portion between 40% and up to a maximum of 150% of the shares underlying the award will be issued and distributed. The Compensation Committee reviews the Average ROE target at least annually, and recently increased the rigor of the target for awards issued in respect of performance year 2022 as detailed in the Company’s definitive proxy statement for its 2023
Annual Meeting of Stockholders (the “2023 Proxy Statement”); this approach was again utilized for the awards issued in respect of performance year 2023.

Summary of Performance Assessment Target Descriptions and Rationale, and 2023 Target Setting Process
The following is a summary of the metrics utilized in the Performance Assessment scorecard, including the rationale for including each metric and the methodology used in setting the individual metric targets. In setting the targets for the revised quantitative scorecard, the Compensation Committee employed a disciplined methodology, relying on informed views of performance expectations applied to a framework in order to pre-set targets during the first half of the year, to appropriately incentivize executives.

Incentive Compensation Performance Assessment: Metric Descriptions / Rationale and Target-Setting Methodology
Metric	Description / Rationale	Target-Setting Methodology
Financials

Annual Management Fee EBITDA
•Key top-line growth metric at AMG tied to the
long-term value creation of the business,
measuring AMG profit net of performance fee
earnings, interest expense, taxes, and non-cash
depreciation amortization — indicates the
condition of AMG’s Affiliate management fee
earnings on an ownership-weighted basis, the
efficacy of capital reinvested for growth, and
management of corporate expenses
•Performance fee earnings removed, to dampen
volatility year-over-year

•Annual growth in Management Fee EBITDA is influenced by the following primary factors:
1.Change in market asset levels for the year (time weighted), estimated based on publicly available market composite
data (“Beta”);
2.Relative investment performance by AMG’s Affiliates;
3.Asset-based fee rates;
4.Annual expenses incurred by AMG and certain of our
Affiliates;
5.AMG’s ownership levels across our Affiliate group; and
6.Management Fee EBITDA contributed by new Affiliate
investments
•For performance year 2023, the Committee adopted a target of
+3% growth relative to the prior-year actual achievement,
consistent with the approach for performance year 2022
•We believe that the resulting target is a rigorous metric given that the year-over-year change in Management Fee EBITDA is
reflective of management’s execution against its strategy
(described above) and regardless of the impact of Beta on AMG’s business across a range of reasonable market outcome scenarios
•In 2023, a minimum threshold was included in measuring this metric, set at 50% of the target, and below which the metric would result in 0% achievement

Annual Economic Earnings per Share (EEPS)
•Most comprehensive measure of overall
earnings contribution on a per-unit basis; please
refer to AMG’s most recent Annual Report on
Form 10-K for a full definition
•Incorporates aggregate condition of Affiliates,
corporate expenses, capital structure, tax
exposure, and the full weight of capital
allocation decisions (deployment of capital into
new Affiliate investments and share
repurchases)

•EEPS is a key non-GAAP performance metric
•Annual growth in EEPS is influenced by similar principal factors that affect Management Fee EBITDA (see #s 1-6 above) and also includes the impact of performance fees, taxes and interest
expense, and share repurchases
•For performance year 2023, the Committee adopted a target of
+5% growth relative to the prior-year actual achievement,
consistent with the approach for performance year 2022
•We believe that the resulting EEPS target is a rigorous metric given that the year-over-year change in EEPS is reflective of management’s execution against its strategy, regardless of the impact of Beta on AMG’s business across a range of reasonable market outcome scenarios
•In 2023, a minimum threshold was included in measuring this metric, set at 50% of the target, and below which the metric would result in 0% achievement

Metric	Description / Rationale	Target-Setting Methodology

Relative Earnings Growth - Percentile Rank
•Relative growth ranking vs. Peer Group across GAAP EPS and EEPS
(equally-weighted); relative metric reduces impact of macro factors
•EEPS is one of AMG’s key performance metrics, but must be calculated by us for certain peers that do not disclose a comparable metric. Given that all public companies must report under GAAP, diluted GAAP EPS is included in the composite metric, enhancing conformity across the Peer Group.
Idiosyncratic issues across each metric are offset by equally weighting EEPS
vs. GAAP EPS; short-term anomalies are offset by comparing across a 3-year period

•Target for AMG’s relative growth
ranking vs. Peer Group across GAAP
EPS and EEPS (equally-weighted) is
the peer median (50th percentile); a
score of 100% indicates median
performance
•Given this is a relative metric,
minimum threshold for this metric of
0% based on relative ranking with
Peer Group and maximum score
capped at 200%

Shareholder Value Creation Metrics: TSR, Annualized (1-, 3-, and 5-Year Composites)

Absolute TSR
•TSR metrics directly link Performance Assessment with shareholder investment experience
•Absolute metric accounts for AMG’s unique exposures that are not captured in the Peer Group
•Beginning with performance year 2023, 5-year TSR was added to the composite calculation to reflect management’s focus on long-term value creation. The resulting 1- / 3- / 5-year composites (with 30% / 50% / 20%
weights, respectively) recognize annual performance while also aligning incentives with longer-term stockholder return

•Target for the Absolute TSR,
Annualized, metric (1-, 3-, and 5-Year
Composite) was set at 10%, given cost
of capital estimated utilizing the
Capital Asset Pricing Model (“CAPM”),
including assumptions for the risk-free
rate, equity risk premium, and long-
term beta
•Minimum threshold set if composite
performance falls below 0% for
measurement period

Relative TSR
•TSR metrics directly link Performance Assessment with shareholder investment experience
•Relative metric provides comparability with Peer Group and mitigates macro impact(s) on individual stocks’ return
•Beginning with performance year 2023, 5-year TSR was added to the composite calculation to reflect management’s focus on long-term value creation. The resulting 1- / 3- / 5-year composites (with 30% / 50% / 20%
weights, respectively) recognize annual performance while also aligning incentives with longer-term stockholder return

•Target for the Relative TSR,
Annualized, metric (1-, 3-, and 5-Year
Composite) was set at the peer
median (50th percentile); a score of
100% indicates median performance
•Given this is a relative metric,
minimum threshold for this metric of
0% based on relative ranking with
Peer Group and maximum score
capped at 200%

Capital Deployment and Return on Capital Metrics

Average Annualized New Investments Yield: 3-Year
•Measures average pre-tax cash returns on new investments on a 3-year time-
weighted basis, therefore indicating efficacy of new investment effort over the period; 3-year period offsets short-term anomalies
•Incents a focus on pricing, structure, and long-term growth potential

•Target pre-tax cost of equity of 12% is
estimated utilizing the CAPM,
including assumptions for the risk-free
rate, equity risk premium, and long-
term beta
•Minimum threshold set if 3-year
annualized yield falls below 0% for
measurement period

Average Adjusted Return on Capital: 3-Year
•Time-weighted annual after-tax return on investment from capital deployed over 3-year period across the combination of new investments and share repurchases (together accounting for the significant majority of AMG’s discretionary capital decisions)
•Beginning with performance year 2023, the impact of annualization on capital deployed into share repurchases in the current performance year was removed
•Incents a disciplined approach to capital allocation across growth investments and share repurchases as management creates shareholder value over time;
3-year period offsets short-term anomalies

•Target after-tax cost of capital of 10%
is estimated utilizing the CAPM,
including assumptions for the risk-free
rate, equity risk premium, long-term
beta, and tax rate
•Minimum threshold set if 3-year
average adjusted return on capital falls
below 0% for measurement period

Metric	Description / Rationale	Target-Setting Methodology

Strategic Focus

AUM Contribution from Selected Strategic Target Areas
•Measures the notional level of AUM dedicated to select strategic target areas that management has identified as benefiting from structural, long-term secular tailwinds and are therefore focus areas for AMG. The selected strategic target areas include strategies dedicated to private markets, liquid alternatives, and sustainable investment. AMG increasingly participates in these secular growth areas via investments in new Affiliates or collaborating with existing Affiliates in product development or enhancing capabilities;
targets are reconsidered annually to ensure appropriate progress is incented over time
•Target set relative to the prior-year contribution level of AMG notional AUM in these strategies
Human Capital Management

Organizational Diversity and Leadership
•Percentage of women at AMG in management positions, reflecting importance of diverse management and leadership perspectives; targets are re-considered annually to ensure appropriate progress is incented over time
•Target set relative to the prior-year AMG level, and over time may include goals and objectives and incorporate other forms of diversity

Employee Engagement Survey Score	•Percentage of AMG employees indicating overall job satisfaction in formal annual employee engagement survey, relative to industry benchmark satisfaction rate	•Target set relative to an industry benchmark satisfaction rate

Risk Considerations in our Compensation Program
The Compensation Committee has discussed the concept of risk as it relates to our compensation program with our management team and with our Compensation Consultant. The Compensation Committee does not believe the goals or the underlying philosophy of our compensation program encourage excessive or inappropriate risk-taking, or create risks that are reasonably likely to have a material adverse effect on the Company.
Throughout our compensation program, compensation is aligned with increases in shareholder value and long-term stockholder interests and, therefore, we believe our compensation arrangements do not encourage inappropriate risk-taking. The named executive officers’ salaries are fixed in amount and typically account for approximately 10% of their Total Compensation. For
2023, all other Total Compensation (other than base salaries and perquisites) for named executive officers was determined using the Performance Assessment, which links incentive award payouts to pre-established performance targets (with caps on the scoring of individual metrics) and to a peer benchmarked pay target, and the total Annual Incentive Compensation of each named executive officer was subject to a maximum payout. The Compensation Committee also reviews the output of the scorecard and the resulting incentive compensation to ensure that the output is consistent with the design of the plan. The Committee could apply incremental discretion for a variety of factors, including, but not limited to, a result inconsistent with the plan design, factors that arise after establishing the Peer Group, payout targets, and scorecard metrics earlier in the year (no discretion was applied in
2023). Annual Incentive Compensation is then allocated between cash bonus and long-term equity awards using the pre-
established tiered formula, resulting in formulaic cash bonus and equity incentive award amounts. Additionally, a substantial portion of executive compensation is in the form of equity incentive awards, a majority of which are subject to specific pre-established performance targets, which further aligns executives’ interests with those of our stockholders. We believe that these awards do not encourage excessive or inappropriate risk-taking given that the value of the awards is tied to our performance, and the awards are subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term performance.
Clawback Policies
To further ensure the alignment of compensation with long-term performance, we maintain a clawback policy that allows for the recoupment of performance-based compensation from executive officers in the event of a material restatement of our financial results due to a material error within three years of the original reporting. In the event of such occurrence, the Board of Directors will review the facts and circumstances that led to the restatement and will take such actions as deemed necessary and appropriate (such as the possible recoupment of incentive compensation of one or more executive officers).
In addition to the Company’s rights of recoupment outlined above, the Board of Directors also adopted the Affiliated Managers
Group, Inc. Clawback Policy (the “NYSE Clawback Policy”), effective as of October 16, 2023, in order to comply with the applicable provisions of Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the listing standards of the NYSE. The NYSE Clawback Policy subjects any incentive-based compensation paid to an executive officer after October 2,
2023 to recoupment if and to the extent the same was paid on the basis of financial results in respect of any of the three most recently completed fiscal years, which results were later restated.
Equity Grant Policy
We grant all equity awards, including stock options, under the terms of an equity grant policy. Pursuant to the policy, we generally grant equity awards to our named executive officers at regularly scheduled meetings of the Compensation Committee in the first quarter, and to directors at regularly scheduled meetings of the Compensation Committee in the first quarter and in the third quarter, although the Committee retains discretion to grant awards at other times during the year. If the date of a Committee approval of an equity grant falls within a regularly scheduled quarterly blackout period under our insider trading policy, the awards will not become effective and are not priced until the closing of the last day of the blackout period following the public release of our earnings results for the prior quarter and/or year, as applicable. In all other cases, the effective grant date of any equity awards will be the date of the relevant Committee meeting or written consent.
We do not have any program, plan, or practice to time equity awards to employees or directors in coordination with the release of material non-public information. If the Compensation Committee is in possession of material non-public information, either favorable or unfavorable, when equity awards are made, the Compensation Committee will not take this information into consideration when determining award amounts.

Tax Deductibility of Compensation
The availability of tax deductions for cash and equity compensation is one of many factors that the Compensation Committee considers in designing a compensation program that is intended to attract and retain executive talent and to reward our named executive officers for their contributions to the success of the Company.
Section 162(m) of the Internal Revenue Code of 1986, as amended, generally disallows a tax deduction for compensation in excess of $1 million paid to any “covered employee” of a publicly held corporation (generally the corporation’s chief executive officer, chief financial officer, and its next three most highly compensated executive officers, in the year that the compensation is paid). The Compensation Committee is committed to maintaining a compensation program and establishing compensation levels that take tax consequences into account, and will continue to consider these issues, while prioritizing a focus on attracting and retaining executive talent and aligning management incentives with long-term stockholder interests.
Compensation Committee Report
The Compensation Committee has reviewed and discussed this Compensation Discussion and Analysis with our management team. Based on its review and discussions with management, the Compensation Committee recommended to the Board of
Directors that this Compensation Discussion and Analysis be included in this Proxy Statement.
TRACY P. PALANDJIAN, CHAIR
DWIGHT D. CHURCHILL
REUBEN JEFFERY III
FÉLIX V. MATOS RODRÍGUEZ

EXECUTIVE COMPENSATION TABLES
The following tables provide information regarding the compensation arrangements for the years indicated with respect to the
Company’s Chief Executive Officer, Chief Operating Officer (who served as Chief Financial Officer during 2023), and other executive officers during the fiscal year ended December 31, 2023 (collectively, the “named executive officers”).
Equity awards granted in March 2024 in recognition of performance during fiscal year 2023 do not appear in the following
Summary Compensation Table or the Grants of Plan-Based Awards table because SEC rules require equity awards to be reported in these tables in the fiscal year of grant, even where the awards are intended to compensate executives for performance in a prior year. As a result, Mr. Horgen’s compensation for performance year 2023 was approximately $(2.8) million lower than the amount reported in the Summary Compensation Table, and the difference is wholly attributable to the timing of stock awards. We have included a supplemental table that reports equity awards in the year in which they were earned, to better demonstrate how we evaluated and compensated our named executive officers with respect to performance year 2023. For information on the equity awards granted in March 2024 in recognition of 2023 performance, please refer to the Supplemental Table—Annual Compensation
Earned in Performance Year 2023 below, and the related discussion in the “Compensation Discussion and Analysis” section of this
Proxy Statement.
Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)		All Other Compensation ($)(2)	Total ($)
Jay C. Horgen ............................................	2023	750,000	4,811,000	8,990,000	(3)	66,823	14,617,823	*
President and Chief Executive Officer	2022	750,000	5,995,000	6,925,000	(4)	73,212	13,743,212
	2021	750,000	4,755,000	3,500,000	(5)	58,156	9,063,156
Rizwan M. Jamal .......................................	2023	500,000	2,526,000	3,539,000	(3)	32,670	6,597,670	*
Head of Affiliate Investments	2022	500,000	3,193,000	4,250,000	(4)	41,170	7,984,170
	2021	500,000	2,100,000	2,050,000	(5)	27,270	4,677,270
Thomas M. Wojcik(6) ..................................	2023	500,000	2,526,000	3,501,000	(3)	23,640	6,550,640	*
Chief Operating Officer	2022	500,000	3,167,000	2,950,000	(4)	32,140	6,649,140
	2021	500,000	2,400,000	2,075,000	(5)	21,240	4,996,240
John R. Erickson .......................................	2023	500,000	1,340,000	1,990,000	(3)	24,294	3,854,294	*
Head of Affiliate Engagement	2022	500,000	1,990,000	2,250,000	(4)	32,794	4,772,794
	2021	500,000	1,250,000	1,350,000	(5)	21,894	3,121,894
*See the Supplemental Table below for the actual compensation earned by our named executive officers in respect of
2023 performance. The delivery of 60% of the grant date fair value of Stock Awards below is tied to the achievement of rigorous pre-established performance targets.
Supplemental Table – Annual Compensation Earned in Performance Year 2023

Name	Salary ($)	Non-Equity Incentive Plan Compensation ($)(1)	Stock Awards ($)(7)	All Other Compensation ($)(2)	Total Compensation Earned ($)
Jay C. Horgen ................................................................	750,000	4,811,000	6,226,000	66,823	11,853,823
Rizwan M. Jamal ...........................................................	500,000	2,526,000	2,539,000	32,670	5,597,670
Thomas M. Wojcik .........................................................	500,000	2,526,000	2,539,000	23,640	5,588,640
John R. Erickson ...........................................................	500,000	1,340,000	1,340,000	24,294	3,204,294

(1)For 2023, amounts represent performance-based cash bonuses awarded in recognition of performance in 2023, determined using the
Performance Assessment scorecard and framework, applying a formulaic score to Target Total Payout levels set based on peer benchmarking, and allocating between cash bonus and long-term equity awards using a pre-established tiered formula, as more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)For 2023, all other compensation consisted of (i) contributions to a 401(k) profit-sharing or similar pension plan in the amount of $19,800 on behalf of each named executive officer, (ii) medical benefits and life and long-term disability insurance premiums with respect to each named executive officer, and (iii) tax preparation services with respect to Mr. Horgen. The Company does not provide tax reimbursements for any perquisite. The Company’s executive officers may invest from time to time in Affiliate funds or products under arrangements described in
“Other Matters – Related Person Transactions” at no incremental cost to the Company.

(3)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following equity incentive awards consisting of restricted stock units granted under the 2020 Equity Incentive Plan (the “2020 Stock Plan”) in March 2023 in recognition of performance in 2022: (i) 2022 Long-Term Deferred Equity Awards granted to Mr. Horgen, Mr. Jamal, Mr. Wojcik, and Mr. Erickson with grant date values of $3,147,000, $1,239,000, $1,225,000, and $697,000, respectively, (ii) 2022 Long-Term Performance Achievement Awards
(three-year cliff vesting) granted to Mr. Horgen, Mr. Jamal, Mr. Wojcik, and Mr. Erickson with grant date values of $2,921,500, $1,150,000,
$1,138,000, and $646,500, respectively, and (iii) 2022 Long-Term Performance Achievement Awards (five-year cliff vesting) granted to Mr.
Horgen, Mr. Jamal, Mr. Wojcik, and Mr. Erickson with grant date values of $2,921,500, $1,150,000, $1,138,000, and $646,500, respectively.
The portions of each of the 2022 Long-Term Performance Achievement Awards (three-year cliff vesting) and the 2022 Long-Term
Performance Achievement Awards (five-year cliff vesting) that will be eligible to vest will be determined based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE, as defined in “Questions and
Answers” on page 12, over a three-year measurement period ending on December 31, 2025, and over a five-year measurement period ending on December 31, 2027, respectively. If Average ROE is below 10% for each of the three- or five-year measurement periods, no shares underlying the applicable initial award will be issued and distributed. If Average ROE is between 10% and 22% for each of the three-
or five-year measurement periods, a ratable portion between 40% and up to a maximum of 150% of the shares underlying the applicable award will be issued and distributed, with 100% of the shares underlying the applicable initial award issued and distributed if an Average
ROE of between 16% and 17% is achieved. The grant date fair value of each of the 2022 Long-Term Performance Achievement Awards
(three-year cliff vesting) and 2022 Long-Term Performance Achievement Awards (five-year cliff vesting) assumes that the midpoint level of
Average ROE will be achieved. For details on the assumptions made in the valuation of these and the other awards described herein, see the Company’s 2023 Annual Report on Form 10-K, under “Critical Accounting Estimates and Judgments—Share-Based Compensation and
Affiliate Equity” and the “Share-Based Compensation” note to the Consolidated Financial Statements included therein.
(4)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following equity incentive awards consisting of restricted stock units granted under the 2020 Stock Plan in March 2022 in recognition of performance in 2021: (i) 2021 Long-
Term Deferred Equity Awards granted to Mr. Horgen, Mr. Jamal, Mr. Wojcik, and Mr. Erickson with grant date values of $2,770,000,
$1,700,000, $1,180,000, and $900,000, respectively, and (ii) 2021 Long-Term Performance Achievement Awards granted to Mr. Horgen, Mr.
Jamal, Mr. Wojcik, and Mr. Erickson with grant date values of $4,155,000, $2,550,000, $1,770,000, and $1,350,000, respectively. The portions of the 2021 Long-Term Performance Achievement Awards that will be eligible to vest will be determined based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE over a three-year measurement period ending on December 31, 2024. If Average ROE is below 10% for the measurement period, no shares underlying the initial award will be issued and distributed. If Average ROE is between 10% and 25% for the measurement period, a ratable portion between
20% and up to a maximum of 150% of the shares underlying the award will be issued and distributed, with 100% of the shares underlying the initial award issued and distributed if an Average ROE of between 18% and 20% is achieved. The grant date fair value of the 2021 Long-
Term Performance Achievement Awards assumes that the midpoint level of Average ROE will be achieved.
(5)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the following equity incentive awards consisting of restricted stock units granted under the 2020 Stock Plan in March 2021 in recognition of performance in 2020: (i) 2020 Long-
Term Deferred Equity Awards granted to Mr. Horgen, Mr. Jamal, Mr. Wojcik, and Mr. Erickson with grant date values of $1,400,000,
$820,000, $830,000, and $540,000, respectively, and (ii) 2020 Long-Term Performance Achievement Awards granted to Mr. Horgen, Mr.
Jamal, Mr. Wojcik, and Mr. Erickson with grant date values of $2,100,000, $1,230,000, $1,245,000, and $810,000, respectively. The portions of the 2020 Long-Term Performance Achievement Awards that will be eligible to vest will be determined based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE over a three-year measurement period ending on December 31, 2023. If Average ROE is below 10% for the measurement period, no shares underlying the initial award will be issued and distributed. If Average ROE is between 10% and 23% for the measurement period, a ratable portion between
50% and up to a maximum of 150% of the shares underlying the award will be issued and distributed, with 100% of the shares underlying the initial award issued and distributed if an Average ROE of between 16% and 18% is achieved. The grant date fair value of the 2020 Long-
Term Performance Achievement Awards assumes that the midpoint level of Average ROE will be achieved.
(6)Mr. Wojcik served as our Chief Financial Officer during 2023, before transitioning to the role of Chief Operating Officer as of April 1, 2024.
(7)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of the 2023 Long-Term Deferred Equity
Awards (40% of such aggregate grant date fair value) and the 2023 Long-Term Performance Achievement Awards (60% of such aggregate grant date fair value) consisting of restricted stock units granted under the 2020 Stock Plan in March 2024 in recognition of performance in
2023. With respect to the 2023 Long-Term Deferred Equity Awards, these awards will vest in four equal installments on March 5, 2025, 2026,
2027, and 2028, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability,
Retirement, or certain terminations of employment in connection with a change in control. To be eligible for “Retirement”, the named executive officer must (a) have completed at least 120 months (10 years) of service, provided that if the individual has reached the age of 60 years, such service requirement shall be reduced to 96 months (8 years) of service, and (b) have a number of completed months of service plus age in months that, when summed, equals at least 780 months (65 years). Upon Retirement, qualifying awards continue to vest post-
termination in accordance with the original schedule, subject to any applicable performance conditions and compliance with certain covenants). With respect to the 2023 Long-Term Performance Achievement Awards, these awards vest on March 5, 2027, subject to continued employment through the vesting date (with certain limited exceptions in the case of death, disability, Retirement, certain terminations of employment in connection with a change in control, or terminations of employment other than for cause or by the employee for good reason). The portions of the 2023 Long-Term Performance Achievement Awards that will be eligible to vest will be determined based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average
ROE over a three-year measurement period ending on December 31, 2026. If Average ROE is below 10% for the measurement period, no shares underlying the initial award will be issued and distributed. If Average ROE is between 10% and 22% for the measurement period, a ratable portion between 40% and up to a maximum of 150% of the shares underlying the award will be issued and distributed, with 100% of the shares underlying the initial award issued and distributed if an Average ROE of between 16% and 17% is achieved. The grant date fair value of the 2023 Long-Term Performance Achievement Awards assumes that the midpoint level of Average ROE will be achieved.

Grants of Plan-Based Awards in Fiscal Year 2023

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock Awards ($)
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jay C. Horgen .............	—		—	4,611,050	6,525,000	—	—	—	—	—
	3/5/2023	(2)	—	—	—	—	—	—	19,576	3,147,000
	3/5/2023	(3)	—	—	—	—	18,173	27,260	—	2,921,500
	3/5/2023	(4)	—	—	—	—	18,173	27,260	—	2,921,500
Rizwan M. Jamal ........	—		—	2,375,000	4,300,000	—	—	—	—	—
	3/5/2023	(2)	—	—	—	—	—	—	7,707	1,239,000
	3/5/2023	(3)	—	—	—	—	7,154	10,731	—	1,150,000
	3/5/2023	(4)	—	—	—	—	7,154	10,731	—	1,150,000
Thomas M. Wojcik ......	—		—	2,375,000	4,300,000	—	—	—	—	—
	3/5/2023	(2)	—	—	—	—	—	—	7,620	1,225,000
	3/5/2023	(3)	—	—	—	—	7,079	10,619	—	1,138,000
	3/5/2023	(4)	—	—	—	—	7,079	10,619	—	1,138,000
John R. Erickson ........	—		—	1,250,000	4,300,000	—	—	—	—	—
	3/5/2023	(2)	—	—	—	—	—	—	4,336	697,000
	3/5/2023	(3)	—	—	—	—	4,022	6,033	—	646,500
	3/5/2023	(4)	—	—	—	—	4,022	6,033	—	646,500

(1)Represents the range of performance-based cash bonus opportunities for performance year 2023. The amounts presented above are calculated using the Performance Assessment scorecard and framework, applying a pre-established tiered formula allocating between cash bonus and long-term equity awards, subject to payout caps, to the overall Target Total Payout, which is set based on peer benchmarking, and the maximum possible Annual Incentive Compensation amount; both amounts are inclusive of all cash and equity compensation. The amounts reported in the (i) “Target” sub-column reflect the application of an assumed Performance Assessment score of 100% and (ii)
“Maximum” sub-column reflect the application of individual payout caps. Actual amounts earned for performance in 2023 are included in the
“Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above. AMG’s Annual Incentive Compensation determination process is more fully described in the “Compensation Discussion and Analysis” section of this Proxy Statement.
(2)Represents 2022 Long-Term Deferred Equity Awards granted in March 2023 under the 2020 Stock Plan in recognition of performance in
2022, vesting in four equal installments on March 5, 2024, 2025, 2026, and 2027, subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability, Retirement, or certain terminations of employment in connection with a change in control). The grant date fair value has been computed in accordance with FASB ASC Topic 718.
(3)Represents 2022 Long-Term Performance Achievement Awards (three-year cliff vesting) granted in March 2023 under the 2020 Stock Plan in recognition of performance in 2022, vesting in full on March 5, 2026, subject to continued employment through the vesting date (with certain limited exceptions in the case of death, disability, Retirement, certain terminations of employment in connection with a change in control, or terminations of employment other than for cause or by the employee for good reason). As further described in the Summary
Compensation Table above, the number of shares of common stock of the Company underlying each 2022 Long-Term Performance
Achievement Award (three-year cliff vesting) that may be issued and distributed for each restricted stock unit is based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE over a three-year measurement period ending on December 31, 2025. The grant date fair value has been computed in accordance with FASB ASC Topic 718, and assumes that the midpoint level of Average ROE will be achieved.
(4)Represents 2022 Long-Term Performance Achievement Awards (five-year cliff vesting) granted in March 2023 under the 2020 Stock Plan in recognition of performance in 2022, vesting in full on March 5, 2028, subject to continued employment through the vesting date (with certain limited exceptions in the case of death, disability, Retirement, certain terminations of employment in connection with a change in control, or terminations of employment other than for cause or by the employee for good reason). As further described in the Summary Compensation
Table above, the number of shares of common stock of the Company underlying each 2022 Long-Term Performance Achievement Award
(five-year cliff vesting) that may be issued and distributed for each restricted stock unit is based on the Company’s level of achievement measured against pre-established performance targets measuring the Company’s Average ROE over a five-year measurement period ending on December 31, 2027. The grant date fair value has been computed in accordance with FASB ASC Topic 718, and assumes that the midpoint level of Average ROE will be achieved.

Outstanding Equity Awards at 2023 Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexerciseable (#)(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)(2)	Market or Payout Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares of Stock That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares of Stock That Have Not Vested ($)
Jay C. Horgen ............	—	600,000	74.49	8/15/2026	69,088	10,461,305	68,513	10,374,238
Rizwan M. Jamal .......	—	428,807	74.49	8/15/2026	36,035	5,456,420	34,049	5,155,700
Thomas M. Wojcik .....	—	373,145	74.49	8/15/2026	33,499	5,072,419	27,861	4,218,713
John R. Erickson .......	—	375,206	74.49	8/15/2026	22,118	3,349,108	18,495	2,800,513

(1)Represents Alignment Options pursuant to the Long-Term Equity Alignment Awards granted under the 2011 Option Plan on August 15, 2019, vesting on August 15, 2024 (“Alignment Options”), the exercise of which is subject to the Company’s level of achievement measured against pre-established performance targets measuring Average ROE over a five-year measurement period ending on December 31, 2023. If
Average ROE is between 12% and 20% or above for such measurement period, a ratable portion between 50% and up to a maximum of
150% of the shares underlying the award will be eligible for exercise, with 100% of the shares underlying the award becoming eligible for exercise if a midpoint of 16% Average ROE is achieved for the measurement period. If Average ROE is equal to or less than 12% for the measurement period, 50% of the shares underlying the award will be eligible for exercise. Any portion of the award that will not be delivered following the five-year performance period will be forfeited. The number of shares underlying Alignment Options presented above reflects the
Company’s actual level of performance achieved relative to the pre-established targets.
(2)Represents the following awards of restricted stock units: (i) 2022 Long-Term Deferred Equity Awards granted under the 2020 Stock Plan in
March 2023, vesting in four equal installments on March 5, 2024, 2025, 2026, and 2027, (ii) 2021 Long-Term Deferred Equity Awards
granted under the 2020 Stock Plan in March 2022, vesting in four equal installments on March 5, 2023, 2024, 2025, and 2026, (iii) 2020
Long-Term Deferred Equity Awards granted under the 2020 Stock Plan in March 2021, vesting in four equal installments on March 5, 2022,
2023, 2024, and 2025, (iv) 2020 Long-Term Performance Achievement Awards granted under the 2020 Stock Plan in March 2021, vesting in full on March 5, 2024, with the portion of such awards eligible to vest determined based on the Company’s Average ROE during the three-
year measurement period ending on December 31, 2023, measured against pre-established performance targets, and (v) 2019 Long-Term
Deferred Equity Awards granted under the 2013 Stock Incentive Award Plan (as amended, the “2013 Stock Plan”) in March 2020, vesting in four equal installments on January 1, 2021, 2022, 2023, and 2024. See the Summary Compensation Table for additional details, including relevant performance conditions for the 2020 Long-Term Performance Achievement Awards. The number and market value of shares of stock that have not yet vested underlying the 2020 Long-Term Performance Achievement Awards presented above reflects the Company’s actual level of performance achieved relative to the pre-established targets. For each award set forth above, vesting is subject to continued
employment through each vesting date (with certain limited exceptions in the case of death, disability, certain terminations of employment in connection with a change in control, and in the case of the 2022 Long-Term Deferred Equity Awards, the 2021 Long-Term Deferred Equity
Awards, the 2020 Long-Term Performance Achievement Awards, and the 2020 Long-Term Deferred Equity Awards, Retirement). These
awards participate in cash dividends declared by the Company, the payment of which is deferred until delivery of the shares and is forfeited if the requisite service period or any performance conditions are not satisfied.
(3)Represents the following awards of restricted stock units: (i) 2022 Long-Term Performance Achievement Awards (three-year cliff vesting)
granted under the 2020 Stock Plan in March 2023, vesting in full on March 5, 2026, with the portion of such awards eligible to vest determined based on the Company’s Average ROE during the three-year measurement period ending on December 31, 2025, measured against pre-established performance targets, (ii) 2022 Long-Term Performance Achievement Awards (five-year cliff vesting) granted under the 2020 Stock Plan in March 2023, vesting in full on March 5, 2028, with the portion of such awards eligible to vest determined based on the Company’s Average ROE during the five-year measurement period ending on December 31, 2027, measured against pre-established performance targets, and (iii) 2021 Long-Term Performance Achievement Awards granted under the 2020 Stock Plan in March 2022, vesting in full on March 5, 2025, with the portion of such awards eligible to vest determined based on the Company’s Average ROE during the three-
year measurement period ending on December 31, 2024, measured against pre-established performance targets. As of December 31, 2023, the achievement of the relative performance targets for the 2022 Long-Term Performance Achievement Awards (three-year cliff vesting), the
2022 Long-Term Performance Achievement Awards (five-year cliff vesting), and the 2021 Long-Term Performance Achievement Awards had
not yet been determined. For each award set forth above, vesting is subject to continued employment through each vesting date (with certain limited exceptions in the case of death, disability, certain terminations of employment in connection with a change in control, or terminations of employment other than for cause or by the employee for good reason, and in the case of the 2022 Long-Term Performance
Achievement Awards (three-year cliff vesting), the 2022 Long-Term Performance Achievement Awards (five-year cliff vesting), and the 2021
Long-Term Performance Achievement Awards, Retirement). Each of these awards participates in cash dividends declared by the Company, the payment of which is deferred until delivery of the shares and is forfeited if the requisite service period or any performance conditions are not satisfied. See the Summary Compensation Table for additional details regarding the 2022 Long-Term Performance Achievement Awards
(three-year cliff vesting), the 2022 Long-Term Performance Achievement Awards (five-year cliff vesting), and the 2021 Long-Term
Performance Achievement Awards and relevant performance conditions. For purposes of calculating the number and market value of unearned shares of stock that have not yet vested in the above table, consistent with the grant date fair value determinations, the calculations assume that the midpoint performance level is achieved for the 2022 Long-Term Performance Achievement Awards (three-year cliff vesting), the 2022 Long-Term Performance Achievement Awards (five-year cliff vesting), and the 2021 Long-Term Performance
Achievement Awards.

Option Exercises and Stock Vested in Fiscal Year 2023

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Jay C. Horgen ...................................................................................	—	—	125,652	18,848,623
Rizwan M. Jamal ...............................................................................	—	—	45,775	7,000,611
Thomas M. Wojcik ............................................................................	—	—	39,079	6,139,719
John R. Erickson ...............................................................................	—	—	37,770	5,758,798

(1)Reflects the portions vested in 2023 of the following awards of restricted stock units: (i) 2021 Long-Term Deferred Equity Awards granted in
March 2022 under the 2020 Stock Plan, (ii) 2020 Long-Term Deferred Equity Awards granted in March 2021 under the 2020 Stock Plan, (iii)
2019 Long-Term Deferred Equity Awards granted in March 2020 under the 2013 Stock Plan, (iv) 2019 Long-Term Performance Achievement
Awards granted under the 2013 Stock Plan in March 2020 (175% of such awards, reflecting the maximum level of performance achieved relative to the targets), (v) the full value of the third and final tranche of the Alignment RSUs pursuant to the Long-Term Equity Alignment
Awards granted in August 2019 under the 2013 Stock Plan (“Alignment RSUs”), reflecting the achievement of the maximum level of performance, and (vi) 2018 Long-Term Deferred Equity Awards granted in February 2019 under the 2013 Stock Plan.
(2)Represents the value of the portions vested in 2023 of each of the awards listed in footnote (1) above, determined as of the date of vesting.

Pay Versus Performance Table

Year	Summary Compensation Table Total for Principal Executive Officer (“PEO”) ($)(1)	Compensation Actually Paid to PEO ($)(2)		Average Summary Compensation Table Total for Non-PEO Named Executive Officers (“Other NEOs”) ($)(3)	Average Compensation Actually Paid to Other NEOs ($)(2)		Value of Initial Fixed $100 Investment Based On:		Net Income ($mm)	Company- Selected Measure: EEPS ($)(5)
							TSR (Calculated per Item 201(e) of Reg S-K) ($)	Peer Group TSR (Calculated per Item 201(e) of Reg S-K) ($)(4)
2023	14,617,823	4,737,760		5,667,535	11,365		180	144	906.1	19.48
2022	13,743,212	12,828,824		5,648,688	5,767,013		188	123	1,388.1	20.02
2021	9,063,156	50,596,284	(6)	3,960,965	20,158,091	(6)	195	142	890.1	18.05
2020	7,632,026	19,261,190		2,346,688	4,431,940		121	114	427.0	13.30

(1)For each of 2023, 2022, and 2021, represents the total compensation as reported in the Summary Compensation Table included in this
Proxy Statement for Mr. Horgen, the Company’s President and Chief Executive Officer. For 2020, represents the total compensation as reported in the Summary Compensation Table for Mr. Horgen in the 2023 Proxy Statement.
(2)“Compensation Actually Paid” represents a calculation of compensation under SEC rules that differs significantly from the Summary
Compensation Table presentation of compensation, as well as from the way in which the Compensation Committee views annual compensation decisions, as discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement. The figures reported in this column do not reflect the actual amount of compensation earned by or paid to Mr. Horgen and the Other NEOs during the applicable calendar year or for the applicable performance year. To calculate the compensation actually paid to the PEO and the average compensation actually paid to the Other NEOs, the below adjustments were made to total compensation as reported in the Summary Compensation Table.
The adjustments were calculated according to the prescribed method determined by the SEC for the calculation of compensation actually paid for the periods presented. For equity awards with performance-based vesting conditions, fair value as of the applicable year-end is based on the probable outcome of such conditions as of year-end. There were no other assumptions made in the valuation of equity awards that differ materially from those disclosed at the time of grant.

Year		Summary Compensation Table Total ($)	Less Reported Value of Equity Awards for the Covered Year ($)	Plus Year-End Fair Value of Outstanding Unvested Equity Awards Granted in the Covered Year ($)	Change in Fair Value as of Year-End of Outstanding Unvested Equity Awards Granted in Prior Years ($)	Change in Fair Value as of Year-End of Equity Awards Granted in Prior Years that Vested in the Covered Year ($)	Plus Vesting Date Fair Value of Equity Awards Granted in the Covered Year and that Vested in the Same Year ($)(7)	Deduct Fair Value as of Prior Year- End of Equity Awards that Failed to Meet Applicable Vesting Conditions During the Covered Year ($)	Add Fair Value of Dividends or Other Earnings Paid on Stock or Option Awards that are not Otherwise Included ($)	Compensation Actually Paid ($)
PEO
2023		14,617,823	(8,990,000)	8,467,709	(8,306,040)	(1,058,423)	—	—	6,691	4,737,760
2022		13,743,212	(6,925,000)	10,277,354	(1,822,612)	(2,453,065)	—	—	8,934	12,828,824
2021	(6)	9,063,156	(3,500,000)	4,753,187	34,957,185	5,421,436	—	(108,850)	10,168	50,596,284
2020		7,632,026	(4,275,000)	6,773,932	9,242,980	(99,356)	—	(93,468)	80,075	19,261,190
Other NEOs
2023		5,667,535	(3,010,000)	2,835,239	(5,308,086)	(176,064)	—	—	2,741	11,365
2022		5,648,688	(2,712,500)	4,025,548	(717,625)	(479,865)	—	—	2,767	5,767,013
2021	(6)	3,960,965	(1,718,750)	2,334,109	13,800,674	1,793,895	—	(15,387)	2,586	20,158,091
2020		2,346,688	(1,350,000)	1,863,602	1,607,295	(186,941)	189,655	(54,942)	16,584	4,431,940
(3)For 2023, represents the average total compensation as reported in the Summary Compensation Table for Mr. Wojcik, Mr. Jamal, and Mr.
Erickson. For each of 2022 and 2021, represents the average total compensation as reported in the Summary Compensation Table for Mr.
Wojcik, Mr. Jamal, Mr. Erickson, and David M. Billings. Mr. Billings retired in December 2022 from his position of General Counsel and
Secretary. For 2020, represents the average total compensation as reported in the Summary Compensation Table for Mr. Wojcik, Mr.
Billings, Sean M. Healey, and Hugh P. B. Cutler. Mr. Healey served as Executive Chairman until his passing in May 2020, and Mr. Cutler retired in May 2020 from his position of Head of Global Distribution.
(4)Reflects the TSR of the S&P MidCap 400 index, which we also utilize in the stock performance graph required by Item 201(e) of Regulation
S-K included in our 2023 Annual Report on Form 10-K.

(5)Economic earnings per share, or EEPS, is a non-GAAP financial measure. Additional information on non-GAAP financial performance measures, including reconciliations to the most directly comparable GAAP measure, can be found in AMG’s 2023 Annual Report on Form
10-K (or, with respect to amounts above for 2020, AMG's Quarterly Report on Form 10-Q for the quarter ended March 31, 2023) under
“Supplemental Financial Performance Measures.”
(6)For 2021, Compensation Actually Paid to the PEO and the average Compensation Actually Paid to the Other NEOs reflect the strong appreciation of AMG’s stock price during 2021, and the consequent increase in value of unvested awards, driven by the unvested value of the one-time special Long-Term Equity Alignment Awards granted in 2019.
(7)Represents the vesting of equity awards held by Mr. Healey in accordance with such award terms upon his passing in May 2020.

Relationship Between Compensation Actually Paid and Performance Measures
The following exhibits reflect the relationship between the Compensation Actually Paid (“CAP”) to the PEO and the average
CAP to the Other NEOs and the performance measures shown in the above pay versus performance table during the four most recently-completed fiscal years:

CAP vs. Company and Peer Group TSR

CAP vs. Net Income

CAP vs. EEPS

CAP vs. Company and Peer Group and Index TSR CAP ($ million) $100 $80 $60 $40 $20 $0 2020 2021 202

Tabular List of Financial Performance Measures(1)
EEPS
Annual Management Fee EBITDA
Absolute TSR
Relative TSR

(1)See the “Compensation Discussion and Analysis – Summary of Performance Assessment Target Descriptions and Rationale, and 2023
Target Setting Process” section of this Proxy Statement for more information about the above measures.
Pay Ratio
SEC rules permit identification of our median employee once every three years, provided there has been no material change in our employee population or employee compensation arrangements that we believe would significantly impact our pay ratio disclosure. Accordingly, we have calculated our pay ratio disclosure based on our median employee identified as of December 31,
2021. We selected such median employee by analyzing the compensation of each of our employees who were employed by the
Company as of December 31, 2021, excluding our President and Chief Executive Officer, with each employee’s compensation calculated by reference to their fixed cash compensation for the year ended December 31, 2021, derived from payroll and other company records. We did not make any cost of living or other adjustments to these amounts, and did not exclude non-U.S.
employees. We annualized total compensation for full-time employees that joined the Company during 2021 or had an unpaid leave of absence during the year. For purposes of this analysis, we included all full- and part-time employees at the Company and at our subsidiaries where we control the compensation determinations for the subsidiary’s employees.
The total annual compensation of our President and Chief Executive Officer for 2023, as reported in the “Total” column of the
Summary Compensation Table, was $14,617,823. The total annual compensation of our median employee for 2023, calculated on the same basis as the Summary Compensation Table, was $216,435. The ratio of our Chief Executive Officer’s total annual compensation for 2023 to our median employee’s total annual compensation for 2023 was 68 to 1.
Supplemental Pay Ratio
As discussed above, our President and Chief Executive Officer’s compensation earned for performance year 2023 was approximately $(2.8) million lower than the amount reported in the Summary Compensation Table, and the difference is wholly attributable to the timing of stock awards. The total annual compensation of our Chief Executive Officer for 2023, as reported in the
“Total Compensation Earned” column of the Supplemental Table, was $11,853,823. The total annual compensation earned in performance year 2023 of our median employee, calculated on the same basis as the Supplemental Table, was $217,935. The ratio of our Chief Executive Officer’s total annual compensation earned in performance year 2023 to our median employee’s total annual compensation earned in performance year 2023 was 54 to 1.
We believe executive pay should be internally consistent and equitable to motivate our employees to create shareholder value.
We are committed to internal pay equity, and the Compensation Committee monitors the relationship between the pay our executive officers receive and the pay our other employees receive.

Director Compensation
Equity grant determinations for independent directors are made consistent with the Compensation Committee’s philosophy that compensation should be directly linked to shareholder value creation. Multiple directors have elected to defer cash service fees, with such deferred amounts credited to an AMG stock tracking fund and delivered in shares of AMG common stock. In 2022, the Compensation Committee revised the director compensation program to reinstate cash service fees, eliminate stock option grants, and increase the amount of restricted stock units to maintain the overall proportion of directors’ annual equity awards, and also to increase the Nominating and Governance Committee annual fee, in order to reflect peer and market practice and ensure that we attract a broad talent base of new directors. Further, a majority of our current independent directors, including our Board
Chair, have also demonstrated their commitment to further alignment with stockholders by actively purchasing shares of our common stock in the open market; since 2019, independent directors have collectively purchased more than 54,000 shares, with an aggregate notional value of more than $5.5 million at the time of purchase.
As part of our director compensation program design, our Compensation Consultant regularly provides a review of director compensation in the broad peer universe and in our Peer Group. This analysis includes data on total compensation for directors at such peer companies, as well as on the individual components of that compensation, such as annual retainers, meeting fees, and equity awards. Our Compensation Consultant also provides comparative data from time to time on compensation by board position
(such as committee chairs, board chairs, and lead directors) at such companies, and on trends in director compensation. In determining compensation levels for the Company’s independent directors for 2023, the Compensation Committee deemed it appropriate that compensation be at or near the median in comparison to directors at public companies within our Peer Group, while equity compensation linked to shareholder value be higher on a relative basis, which is reflected in the compensation paid in
2023. Further, consistent with current best practices, our 2020 Stock Plan sets a cap on equity awards granted to any independent director in any calendar year of a maximum total grant date fair value of $500,000.
The table below sets forth the current annual compensation levels for our independent directors. The Chair of each committee receives the annual Chair fee in lieu of the committee fee. Directors do not receive additional fees for attending meetings. All equity awards are granted in accordance with the terms of the Company’s equity grant policy. Vesting of the awards is deferred. Beginning in January 2024, the Compensation Committee revised the director compensation program to provide for vesting of director equity awards over a one-year period, consistent with industry practice.

Annual Compensation for Independent Directors

Board of Directors
Annual Equity Awards – Restricted Stock Units	$200,000
Board Chair Annual Fee – Restricted Stock Units	100,000
Base Annual Fee – Cash	80,000

Committee Fees — Cash
Audit Committee Membership Annual Fee	$20,000
Audit Committee Chair Annual Fee	35,000
Compensation Committee Membership Annual Fee	17,000
Compensation Committee Chair Annual Fee	20,000
Nominating and Governance Committee Membership Annual Fee	17,000
Nominating and Governance Committee Chair Annual Fee	20,000

Director Compensation in Fiscal Year 2023
The following table sets forth information regarding the compensation earned by the Company’s independent directors in 2023.
For compensation information with respect to Mr. Horgen and his services as the Company’s President and Chief Executive Officer,
please see the Summary Compensation Table and other accompanying compensation tables. Mr. Horgen receives no additional compensation for his services as a director.

Directors	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	All Other Compensation ($)(4)	Total ($)
Karen L. Alvingham ............................................................................	97,000	200,250	—	10,000	307,250
Tracy A. Atkinson(5) .............................................................................	115,000	200,250	—	10,000	325,250
Dwight D. Churchill .............................................................................	134,000	300,531	—	10,000	444,531
Reuben Jeffery III ...............................................................................	120,000	200,250	—	10,000	330,250
Félix V. Matos Rodríguez ..................................................................	114,000	200,250	—	6,540	320,790
Tracy P. Palandjian .............................................................................	117,000	200,250	—	10,000	327,250
David C. Ryan .....................................................................................	100,000	200,250	—	10,000	310,250
Loren M. Starr .....................................................................................	21,305	54,031	—	—	75,336

(1)Represents annual Board and Committee fees earned by independent directors in fiscal year 2023. Amounts shown in the table are not reduced to reflect each of Lady Alvingham’s and Mr. Ryan’s election to defer receipt of such director’s cash service fees under the
Company’s Deferred Compensation Plan. Under the Deferred Compensation Plan, an independent director may elect to defer all or part of the cash we would otherwise pay such director, with such deferred amounts credited to an AMG stock tracking fund and delivered in shares of the Company’s common stock. All amounts deferred under the Deferred Compensation Plan are only distributable upon termination of the director’s Board service. Mr. Starr was appointed to the Board of Directors in September 2023, and his annual Board fees were prorated accordingly.
(2)Represents the aggregate grant date fair value (computed in accordance with FASB ASC Topic 718) of restricted stock unit awards granted to independent directors in 2023. On February 6, 2023 and July 27, 2023, the Company granted restricted stock unit awards with grant date fair values of $100,160 and $100,090, respectively, to each independent director then serving on our Board of Directors. On such dates, the
Company also granted Mr. Churchill, who served as Board Chair in 2023, additional restricted stock unit awards with grant date fair values of
$50,165 and $50,116, respectively, representing the annual Board Chair fee. On November 6, 2023, the Company granted Mr. Starr a restricted stock award with a grant date fair value of $54,031. Restricted stock unit awards granted in 2023 vest in equal installments over a period of four years, subject to continued service through each vesting date (with certain limited exceptions in the case of death, disability, or certain terminations, including retirement). The number of restricted stock units subject to each award is determined based on the fair market value of the Company’s common stock on the grant date, with each stock unit representing the right to receive one share of the Company’s common stock. Restricted stock unit awards participate in cash dividends declared by the Company, the payment of which is deferred until delivery of the shares and is forfeited if the requisite service period is not satisfied. As of December 31, 2023, the aggregate unvested portion of restricted stock units (measured in shares of common stock) held by our independent directors then serving on our Board of Directors was as follows: Lady Alvingham: 3,689; Ms. Atkinson: 3,775; Mr. Churchill: 5,889; Mr. Jeffery: 3,807; Dr. Matos Rodríguez: 3,180; Ms. Palandjian:
3,903; Mr. Ryan: 2,742; Mr. Starr: 414.
(3)No stock option awards were granted to independent directors in 2023. As of December 31, 2023, the number of shares of common stock subject to stock options held by each of our independent directors then serving on our Board of Directors was as follows: Lady Alvingham:
13,309; Ms. Atkinson: 3,224; Mr. Churchill: 14,516; Mr. Jeffery: 4,554; Dr. Matos Rodríguez: 1,195; Ms. Palandjian: 15,808; Mr. Ryan: 559;
Mr. Starr: 0.
(4)Represents matching contributions to eligible non-profit organizations under the AMG gift-matching program that covers non-employee directors, as well as Company employees.
(5)Consistent with the revisions made by the Compensation Committee to the director compensation program in January 2024, effective as of the cessation of Ms. Atkinson’s service on our Board of Directors following the Annual Meeting, the Compensation Committee has approved the acceleration of all of Ms. Atkinson’s outstanding and unvested restricted stock unit awards and stock options to the extent outstanding for at least one year at the time of such cessation of service.

Severance and Potential Termination and Change in Control Compensation and Benefits
We do not have individual change in control agreements with any of our named executive officers or our directors, and possible changes in control are addressed through the acceleration of vesting of equity in specific circumstances. Upon the participant’s death or disability, or a change in control of the Company, outstanding equity awards vesting pursuant to our incentive plans would be accelerated for our named executive officers, as well as for our employees, provided that in the event of a change in control there was also a termination of employment without cause or for good reason (i.e., a “double-trigger”). In the event of the participant’s death or disability, or a change in control (assuming that the double-trigger has been met), as of 2023 year-end, awards held by our current named executive officers would have accelerated as set forth below. Additionally, upon a participant’s
Retirement, provided the participant meets applicable criteria, the participant’s qualifying awards would continue to vest post-
termination in accordance with the original schedule, and qualifying stock option awards would remain exercisable until the earlier of two years following exercisability or the original expiration date, in each case, subject to any applicable performance conditions and compliance with certain covenants. Further, in the event of the participant’s termination of employment other than for cause or by the participant for good reason, the participant’s non-retirement eligible, qualifying cliff-vesting performance-based awards would be accelerated on a pro rata basis, subject to one-year minimum service during the vesting period.
The market value amounts in the table have been calculated using a share price of $151.42, which was the closing price of our common stock as of the last business day of 2023. No amount would have been payable as of 2023 year-end with respect to the
Alignment Options, the 2020 Long-Term Performance Achievement Awards, the 2021 Long-Term Performance Achievement
Awards, the 2022 Long-Term Performance Achievement Awards (three-year cliff vesting), and the 2022 Long-Term Performance
Achievement Awards (five-year cliff vesting) because such awards remained subject to performance-based vesting conditions as of such date.

Named Executive Officer	Accelerated Distribution under Incentive Plans (# Shares)/Market Value ($)
Jay C. Horgen ................................................................................................................................................................................	46,477/7,037,547
Rizwan M. Jamal ............................................................................................................................................................................	22,791/3,451,013
Thomas M. Wojcik .........................................................................................................................................................................	20,093/3,042,482
John R. Erickson ............................................................................................................................................................................	13,397/2,028,574
We do not have employment agreements with any of our named executive officers. Each named executive officer is subject to restrictive covenants that prohibit them from competing with the Company or working for a competing business, and from soliciting certain of our employees, for up to two years following such officer’s separation from the Company. Furthermore, each named executive officer is subject to restrictive covenants that prohibit them, for one year following such officer’s separation from the Company, from soliciting persons or entities that were clients at the time of or in the two years immediately prior to their separation, or that were prospective clients in the year immediately prior to their separation.
Equity Compensation Plan Information
The following table sets forth information regarding the securities authorized for issuance under our equity compensation plans as of December 31, 2023:

	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by stockholders(1) .........	2,144,285	$77.35	3,458,172
Equity compensation plans not approved by stockholders .....	—	—	—
Total ..................................................................................................	2,144,285	$77.35	3,458,172

(1)Consists of the 2020 Stock Plan, the 2013 Stock Plan, and the Amended and Restated 1997 Stock Option and Incentive Plan. Equity awards granted under the 2020 Stock Plan during 2023 represent less than 1% of the shares of our common stock outstanding at the time of stockholder approval of the 2020 Plan (assuming achievement of performance hurdles at target levels). Options are reflected at target payout levels.

PROPOSAL 2: ADVISORY VOTE ON EXECUTIVE COMPENSATION
In accordance with the requirements of Section 14A of the Exchange Act, we are again providing for a non-binding, advisory vote for stockholders to approve the compensation of our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of Regulation S-K.
While this vote is advisory and not binding on the Company, the Board of Directors and the Compensation Committee value the views of our stockholders, and will continue to consider, among other factors, the outcome of the vote when making future compensation decisions for our named executive officers.
In considering your vote on the compensation of our named executive officers, please review the “Compensation Discussion and Analysis” section of this Proxy Statement. The Compensation Discussion and Analysis describes the Company’s executive compensation program and the decisions that the Compensation Committee made with respect to the compensation of our named executive officers.
Our executive compensation program is designed to enable the Company to attract, motivate, and retain key persons while, at the same time, creating a close relationship between performance and compensation. The Company regularly reviews its compensation program and the overall compensation package paid to each of its named executive officers, including through the engagement of an independent compensation consultant, to assess risk and to ensure that the program is structured appropriately in order to achieve the Company’s strategic goals.
Approval of the advisory vote on executive compensation requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions and broker non-votes will have no effect on this proposal.
Recommendation of the Board of Directors
The Board of Directors unanimously recommends that the Company’s stockholders vote FOR the approval, on an advisory basis, of the compensation paid to our named executive officers, as disclosed in this Proxy Statement, pursuant to Item 402 of
Regulation S-K.

PROPOSAL 3: RATIFICATION OF THE
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee of the Board of Directors has selected PwC as the Company’s independent registered public accounting firm for the current fiscal year, subject to ratification by the Company’s stockholders at the Annual Meeting. PwC has acted as the
Company’s independent registered public accounting firm since the Company’s inception. The Company has been advised by PwC that it is a registered public accounting firm with the Public Company Accounting Oversight Board (the “PCAOB”) and complies with the auditing, quality control, and independence standards and rules of the PCAOB and the SEC. A representative of PwC is expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement if they so desire.
Although stockholder ratification of the selection of PwC is not required, the Board of Directors is nevertheless submitting the selection of PwC to the stockholders for ratification. Should the selection not be ratified by the stockholders, the Audit Committee will reconsider the matter. Even in the event the selection of PwC is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in the best interests of the Company and its stockholders.
Ratification of the selection of PwC as our independent registered public accounting firm for the current fiscal year requires the affirmative vote of a majority of the shares of common stock cast at the Annual Meeting. Abstentions will have no effect on this proposal.
Recommendation of the Board of Directors
The Board of Directors believes that the selection of PwC as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders and, therefore, unanimously recommends that the Company’s stockholders vote FOR this proposal.

AUDIT COMMITTEE REPORT
The Audit Committee currently consists of Tracy A. Atkinson, Reuben Jeffery III, David C. Ryan, and Loren M. Starr, each an independent director of the Company, with Ms. Atkinson serving as the Chair of the Audit Committee. Dwight D. Churchill ceased serving on the Audit Committee as of February 17, 2024. Mr. Starr will become Chair of the Audit Committee following his election at the Annual Meeting.
The Audit Committee’s purpose is to assist the Board of Directors in oversight of the Company’s internal controls and financial statements and the audit process. The Board of Directors has determined in its business judgment that all members of the Audit
Committee are “independent,” as is required by the listing standards of the NYSE and under SEC rules.
Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, PwC, is responsible for performing an independent audit of the consolidated financial statements in accordance with the standards of the Public Company Accounting
Oversight Board (the “PCAOB”).
In performing its oversight role, the Audit Committee has reviewed and discussed the audited financial statements with management and PwC. The Audit Committee has also discussed with PwC the matters required to be discussed by the applicable standards of the PCAOB, including Auditing Standard No. 1301, “Communications with Audit Committee,” and other applicable laws and regulations. The Audit Committee has received the written disclosures and the letter from PwC required by applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to below and in its charter, the Audit Committee (inclusive of Mr. Churchill) recommended to the
Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended
December 31, 2023.
The Audit Committee’s role is one of oversight, and members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and PwC. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with generally accepted accounting principles or that PwC is in fact “independent.”
The Audit Committee operates pursuant to a charter that was most recently adopted by the Board of Directors in October 2023 and is available on the Company’s website at www.amg.com.
TRACY A. ATKINSON, CHAIR
REUBEN JEFFERY III
DAVID C. RYAN
LOREN M. STARR, CHAIR-ELECT
DWIGHT D. CHURCHILL (former Audit Committee member)

Principal Accountant Fees and Services
The following table sets forth information regarding the fees for professional services rendered by PwC in each of the last two fiscal years:

Type of Fee	Year Ended December 31, 2022	Year Ended December 31, 2023
Audit Fees(1) ...........................................................................................................................................................	$7,308,576	$7,902,405
Audit-Related Fees(2) ............................................................................................................................................	721,238	749,206
Tax Fees(3) .............................................................................................................................................................	4,536,967	4,261,314

(1)Represents fees for the audit of the Company’s consolidated financial statements and reviews of the consolidated financial statements filed with the SEC in Forms 10-K and 10-Q, as well as in connection with audits of the financial statements of certain of the Company’s subsidiaries and consolidated Affiliates.
(2)Represents fees for attest services not required by statute or regulation, benefit plan audits, and accounting consultations.
(3)Represents fees for tax compliance and consulting services for the Company and certain of its subsidiaries and consolidated Affiliates.
In making its determination regarding the independence of PwC, the Audit Committee considered whether the provision of the services covered in the sections entitled “Audit-Related Fees” and “Tax Fees” was compatible with maintaining such independence.
The appointment of the independent registered public accounting firm to audit the Company’s financial statements is approved each year by the Audit Committee. At the beginning of the year, the Audit Committee also evaluates other potential engagements by the Company of the accounting firm and approves or rejects each service considering (among other factors) the possible impact of each non-audit service on the accounting firm’s independence from management. In accordance with its charter, the Audit
Committee pre-approves all auditing services and the terms thereof and any non-audit services provided by the independent registered public accounting firm unless there is an exception to such pre-approval exists under the Exchange Act or the rules of the SEC. The Audit Committee carefully considers the fees that are proposed to be paid in connection with the approval of audit and non-audit services, and then closely monitors the fees incurred in connection with the provision of such services throughout the year. At each meeting, the Audit Committee receives updates from management on the services that have been provided and fees incurred; from time to time, the Audit Committee may also consider and approve the provision of additional services. In the event that a need arises for the approval of additional services between meetings, the services would be considered and provisionally approved by a designated member of the Audit Committee who would present the scope and fees of the services provisionally pre-
approved at the following meeting of the Audit Committee.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS
The following table sets forth information as of April 1, 2024 (unless otherwise noted), regarding the beneficial ownership of common stock by (i) persons or “groups” (as that term is used in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of the common stock of the Company, (ii) named executive officers, (iii) directors and director nominees, and (iv) directors and current executive officers as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable.
In accordance with SEC rules, the number of shares of common stock beneficially owned excludes shares underlying restricted stock unit awards that are currently unvested or unsettled and that will remain so within 60 days of April 1, 2024 (the
“measurement period”). Additional information regarding the restricted stock units held by each named executive officer is included in the footnotes to the Executive Compensation Tables included elsewhere in this Proxy Statement.

Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Common Stock(2)
The Vanguard Group, Inc.(3) ................................................................................................................	3,667,579	11.3%
BlackRock, Inc.(4) ...................................................................................................................................	3,309,304	10.2%
Morgan Stanley(5) ..................................................................................................................................	2,358,971	7.3%
Clarkston Capital Partners, LLC(6) ......................................................................................................	2,229,049	6.9%
Jay C. Horgen(7) .....................................................................................................................................	339,062	1.0%
Rizwan M. Jamal(8) ................................................................................................................................	82,272	*
Thomas M. Wojcik .................................................................................................................................	57,167	*
John R. Erickson ...................................................................................................................................	65,727	*
Karen L. Alvingham(9) ...........................................................................................................................	16,572	*
Tracy A. Atkinson(10) ..............................................................................................................................	9,508	*
Dwight D. Churchill(11) ...........................................................................................................................	28,835	*
Annette Franqui(12) ................................................................................................................................	—	—
Reuben Jeffery III(13) .............................................................................................................................	36,469	*
Félix V. Matos Rodríguez(14) ................................................................................................................	2,435	*
Tracy P. Palandjian(15) ...........................................................................................................................	25,738	*
David C. Ryan(16) ...................................................................................................................................	1,313	*
Loren M. Starr ........................................................................................................................................	—	—
Directors and executive officers as a group (13 persons)(17) ..........................................................	614,620	1.9%

*Less than 1%
(1)The mailing address for each executive officer and director is c/o Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm
Beach, Florida 33401. In certain cases, voting and investment power of certain shares may be shared with one or more family members who reside in the individual’s household.
(2)In computing the number of shares of common stock beneficially owned by a person, (i) shares of common stock subject to options held by that person that are currently exercisable or that may become exercisable within the measurement period are deemed outstanding and (ii)
shares of common stock underlying restricted stock units held by that person that are currently unvested or unsettled and that will remain so through the measurement period are not deemed outstanding. For purposes of computing the percentage owned, shares of common stock subject to options that are currently exercisable or that become exercisable within the measurement period are deemed to be outstanding for the holder thereof, but are not for the purpose of computing the ownership percentage of any other person. As of April 1, 2024, a total of
32,456,451 shares of common stock were outstanding.
(3)Information is based on a Schedule 13G/A filed with the SEC on February 13, 2024 by The Vanguard Group, Inc. as of December 29, 2023,
reporting beneficial ownership of an aggregate of 3,667,579 shares of common stock, with shared voting power over 18,076 of such shares, sole dispositive power over 3,611,808 of such shares, and shared dispositive power over 55,771 of such shares (with no sole voting power reported). The address of The Vanguard Group, Inc. is listed in such Schedule 13G/A as 100 Vanguard Blvd., Malvern, Pennsylvania 19355.
(4)Information is based on a Schedule 13G/A filed with the SEC on January 24, 2024 by BlackRock, Inc. as of December 31, 2023, reporting beneficial ownership of an aggregate of 3,309,304 shares of common stock, with sole voting power over 3,075,131 of such shares and sole dispositive power over all of such shares (with no shared voting or dispositive power reported). The address of BlackRock, Inc. is listed in such Schedule 13G/A as 50 Hudson Yards, New York, NY 10001.
(5)Information is based on a Schedule 13G/A filed with the SEC on February 12, 2024 by Morgan Stanley and Atlanta Capital Management
Company, LLC as of December 31, 2023, reporting Morgan Stanley’s beneficial ownership of an aggregate of 2,358,971 shares of common stock, with shared voting power over 2,287,842 of such shares, and shared dispositive power over 2,351,506 of such shares (with no sole voting or sole dispositive power reported) and Atlanta Capital Management Company, LLC’s beneficial ownership of an aggregate of
2,059,750 shares of common stock, with shared voting power over 2,004,686 of such shares, and shared dispositive power over 2,059,750 of such shares (with no sole voting or sole dispositive power reported). The securities being reported on by Morgan Stanley as a parent holding company are owned, or may be deemed to be beneficially owned, by Atlanta Capital Management Company, LLC, a wholly-owned subsidiary of Morgan Stanley. The address of Morgan Stanley is listed in such Schedule 13G/A as 1585 Broadway, New York, NY 10036.
(6)Information is based on a Schedule 13G/A filed with the SEC on February 12, 2024 by Clarkston Capital Partners, LLC as of December 31,
2023, reporting beneficial ownership of an aggregate of 2,229,049 shares of common stock, with shared voting power over 2,130,651 of such shares, and shared dispositive power over all of such shares (with no sole voting or sole dispositive power reported). The address of
Clarkston Capital Partners, LLC is listed in such Schedule 13G/A as 91 West Long Lake Road, Bloomfield Hills, MI 48304.
(7)Includes 20,058 shares of common stock indirectly owned and held under irrevocable family trusts over which Mr. Horgen has sole voting and investment power.
(8)Includes 70,776 shares of common stock indirectly owned and held under family trusts over which Mr. Jamal and his spouse are co-trustees.
(9)Includes 12,310 shares of common stock subject to options exercisable within the measurement period.
(10)Ms. Atkinson is not standing for re-election and her term will expire after the Annual Meeting. Includes (i) 2,277 shares of common stock subject to options exercisable within the measurement period and (ii) 2,264 shares of common stock underlying restricted stock units and
947 shares of common stock subject to options that will accelerate upon Ms. Atkinson’s cessation of service on our Board of Directors following the Annual Meeting.
(11)Includes 4,432 shares of common stock subject to options exercisable within the measurement period.
(12)Ms. Franqui will first join the Board of Directors following her election at the Annual Meeting.
(13)Includes 3,275 shares of common stock subject to options exercisable within the measurement period.
(14)Includes 756 shares of common stock subject to options exercisable within the measurement period.
(15)Includes 13,517 shares of common stock subject to options exercisable within the measurement period.
(16)Includes 279 shares of common stock subject to options exercisable within the measurement period.
(17)Includes 37,793 shares of common stock subject to options exercisable and 2,264 shares of common stock underlying restricted stock units vesting within the measurement period.

OTHER MATTERS
Related Person Transactions
Our executive officers and directors may invest from time to time in funds advised by our Affiliates, or receive other investment services provided by our Affiliates, in each case, on substantially the same terms as other investors. Further, certain of our employees invested in funds managed by certain of our Affiliates during the reporting period, through the assignment from the
Company to the applicable employee of a portion of the Company’s unfunded required capital commitment obligation, following the approval of the Audit Committee of the Company’s Board of Directors. The investments are on the same general terms available to senior fund professionals and are not subject to a management fee. The participating executive officers and aggregate amounts invested (including unfunded commitments) during the reporting period (which are inclusive of amounts for the reporting period previously reported in the 2023 Proxy Statement) are as follows: Mr. Horgen, $1,150,000; Mr. Jamal, $750,000; and Mr. Wojcik,
$250,000.
Also, from time to time, we may enter into ordinary course engagements for capital markets, banking, brokerage, and other services with beneficial owners of 5% or more of the Company’s voting securities.
Expenses of Solicitation
The cost of solicitation of proxies will be borne by us. In an effort to have as large a representation of stockholders at the
Annual Meeting as possible, special solicitation of proxies may, in certain instances, be made personally or by mail, telephone, or other electronic means by one or more of our employees or by a proxy solicitor. We also may reimburse brokers, banks, nominees, and other fiduciaries for postage and reasonable clerical expenses of forwarding the proxy materials to their principals who are beneficial owners of common stock.
The Company has retained Innisfree M&A Incorporated, 501 Madison Avenue, New York, NY 10022, for services in connection with the solicitation of proxies for a fee of $25,000.
Stockholder Proposals
Any stockholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Company’s
2025 Annual Meeting of Stockholders must be received by us at our principal executive offices on or before December 13, 2024 to be eligible for inclusion in the Proxy Statement and form of proxy card to be distributed by the Board of Directors in connection with such meeting.
Any stockholder proposal, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, or notice of stockholder nominees for election to the Board of Directors intended to be presented at the Company’s 2025 Annual Meeting of
Stockholders, must be received in writing at our principal executive offices no earlier than January 22, 2025 nor later than March 8,
2025. Such stockholder proposals and notice of nominations must satisfy the requirements of our Charter and By-laws and must comply with Delaware General Corporation Law, and include the information, representations, and materials required under our By-
laws. In addition to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide timely notice that sets forth the information required by our By-laws and Exchange Act Rule 14a-19. For more complete information on our advance notice procedures and requirements for stockholder proposals and notice of nominations, please refer to our By-laws.
Householding of Proxy Statement
Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Notice of Internet Availability or this Proxy Statement and the
2023 Annual Report on Form 10-K may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our Proxy Statement and 2023 Annual Report on Form 10-K to you if you write or call us at the following address or telephone number: Affiliated Managers Group, Inc., 777 South Flagler Drive, West Palm Beach, Florida 33401, Attention:
Investor Relations, (617) 747-3300. If you would like to receive separate copies of these materials in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact us at the above address and telephone number.

Other Matters
The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.
For those stockholders who receive the Notice of Internet Availability of Proxy Materials, this Proxy Statement and the 2023
Annual Report on Form 10-K are available at www.proxyvote.com. In addition, a copy of the 2023 Annual Report on Form 10-K will be provided without charge upon the written request of any stockholder to Affiliated Managers Group, Inc., 777 South Flagler
Drive, West Palm Beach, Florida 33401, Attention: Investor Relations, and may be found on the Company’s website at
www.amg.com. This Proxy Statement references materials and information that are available on our website, including our 2023
Annual Report on Form 10-K and the “Responsibility” section of our website, which are not incorporated by reference into this
Proxy Statement and are not part of the Company’s solicitation materials.
REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT TO THE COMPANY. PLEASE
SUBMIT A PROXY ONLINE, BY TELEPHONE, OR BY RETURNING A COMPLETED, SIGNED AND DATED PROXY CARD OR
VOTING INSTRUCTION FORM.

AMG Affiliated Managers Group, Inc. 777 South Flagler Drive West Palm Beach, FL 33401 SCAN TO VIEW MATERIALS & VOTE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING. BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above. Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. If you vote by Internet or telephone, you do not need to mail back your proxy card. VOTE BY PHONE - 1-800-690-6903. Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL. Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ELECTRONIC DELIVERY OF FUTURE PROXY
MATERIALS. If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V42805-P08296. KEEP THIS PORTION FOR YOUR RECORDS. THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY. AFFILIATED MANAGERS GROUP, INC. The Board of Directors recommends you vote FOR the following: 1. To elect nine directors of the Company to serve until the 2025 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified. Nominees: For Against Abstain. 1a. Karen L. Alvingham 1b. Dwight D. Churchill. 1c. Annette Franqui. 1d. Jay C. Horgen. 1e. Reuben Jeffery III. 1f. Felix V. Matos Rodriguez. 1g. Tracy P. Palandjian. 1h. David C. Ryan. 1i. Loren M. Starr. 2. The Board of Directors recommends you vote
FOR the following proposals: For Against Abstain. 2. To approve, by a non-binding advisory vote, the compensation of the Company’s named executive officers. 3. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the current fiscal year. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]. Date. Signature (Joint Owners). Date. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at
www.proxyvote.com
. V42806-P08296 PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 22, 2024, 9:00 AM EDT SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Jay C. Horgen and Kavita Padiyar, and each of them, as proxies, each with full power of substitution, and authorizes them to represent and to vote all of the shares of common stock of Affiliated Managers Group, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders, and at any adjournments or postponements thereof, and hereby grants each of them full power and authority to act on behalf of the undersigned at said meeting and any adjournments or postponements thereof. The Annual Meeting of Stockholders will be held on Wednesday, May 22, 2024, at 9:00 a.m. Eastern Daylight Time, at the Company's office at 600 Hale Street, Prides Crossing, Massachusetts 01965. The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting of Stockholders, Proxy Statement and 2023 Annual Report on Form 10-K. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no such direction is made on the reverse side of this form, this proxy will be voted "FOR" the election of each of the nominees for director listed in Proposal 1, "FOR" Proposal 2 - To approve, by a non-binding advisory vote, the compensation of the Company's named executive officers, and "FOR" Proposal 3 - To ratify the selection of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the current fiscal year. Continued, and to be signed on reverse side